UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                        March 7, 2008

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-51841	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1005 – 289 Drake Street, Vancouver, British Columbia, Canada		V6B 5Z5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (604) 732-1304

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Soltera has entered into two separate agreements to acquire an interest in an additional Argentinean mineral property and to acquire a Mexican subsidiary with an interest in certain mineral properties in Mexico.

Assignment Agreement

Pursuant to the terms and conditions of an assignment agreement dated February 29, 2008 between Soltera and Fabio Montanari, the CEO and  president of Soltera (the “Assignment Agreement”), Mr. Montanari has agreed to the assignment of all of his interest in an option agreement for a 25% interest in certain mineral property in Argentina (the “Eureka Claims”) pursuant to the terms and conditions of an option agreement dated March 21, 2007 among TNR Gold Corp., Antonio Augustin Giulianotti, and Mr. Montanari (the “Eureka Option Agreement”).  See Exhibit 10.13 – Assignment Agreement and Exhibit 10.14 – Option Agreement for more details.

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Pursuant to the terms and conditions of the Assignment Agreement Soltera had 8 million restricted shares of common stock in the capital of Soltera issued on March 5, 2008 to Mr. Montanari for the assignment of all of Mr. Montanari’s interest in the Eureka Option Agreement and will assume all of Mr. Montanari’s rights and obligations under the Eureka Option Agreement.  The amount of consideration was determined by the board of directors and set at a deemed price of $0.001 per share.  The amount of consideration was based on a valuation representation that Mr. Montanari provided to the board of directors on February 28, 2008.

Pursuant to the terms and conditions of the Eureka Option Agreement, Mr. Montanari has granted TNR Gold Corp. the right to acquire a 75% interest in the Eureka Claims.  Mr. Montanari acquired a 100% interest in the Eureka Claims pursuant to a contract for exploration with the option to purchase dated December 19, 2005 between Mr. Montanari and the registered owner of the Eureka Claims, Antonio Augustin Giulianotti (the “Option to Purchase Agreement”).

The Eureka Option Agreement covers the following two mining rights in Argentina:

1.
the Mining Right identified as “Expediente 88G32”, registered in the Mining Office of the Province of Jujuy and recorded as Eureka Mine, situated in the district of Santa Catalina of this Province, with an area of 42 hectares (approximately 108 acres); and

2.	the Mining Right 020-G-1997 recorded as Sur Eureka Mine with an area 2,926 hectares (approximately 7,230 acres);

(collectively the “Eureka Claims”).

As a result of the Assignment Agreement and through the terms and conditions of the Eureka Option Agreement and the Option to Purchase Agreement, TNR Gold Corp. will have the exclusive right to explore the Eureka Claims with an option to acquire a 75% interest in the Eureka Claims upon the following conditions being fulfilled:

a.	TNR Gold Corp. must incur the following expenditures on the Eureka Claims:

(1)	a minimum of $500,000 by April 30, 2008;
(2)	a minimum of $500,000 by April 30, 2009; and
(3)	a minimum of $500,000 by April 30, 2010;

b.	TNR Gold Corp. must pay the registered owner of the Eureka Claims $150,000 (1) on or before December 19, 2008; and (2) every six months thereafter until the Eureka Claims are put into production.

Provided that TNR Gold Corp. has completed the required expenditures and made the required payments to the registered owner within the time required, the Soltera and TNR Gold Corp. will have acquired the option interest in the Eureka Claims, subject only to the NSR and the additional payments, and Soltera and TNR Gold Corp. will thereafter contribute to expenditures pro rata in accordance with their respective interest in the Eureka Claims, with Soltera holding 25% and TNR Gold Corp. holding 75%, and cause the formation of a joint venture in accordance with the terms and conditions of the Eureka Option Agreement.

In addition to the above payments, TNR Gold Corp. will have the following alternative choices on the NSR and additional payments due to the Titleholder, exercisable at any time during the term of the Eureka Option Agreement by notice in writing to Soltera and the registered owner (the “Election Notice”):

c.	1% NSR

(1)	During the life of any mine on the Eureka Claims, the registered owner will be entitled to receive a 1% NSR, which may be bought out by the joint venture at any time for $1,000,000.

(2)
Additional payments, inclusive of all option payments previously received by the registered owner under the Option to Purchase Agreement and the Eureka Option Agreement, totalling either $5,000,000, if paid in a one time lump sum, or $5,500,000 if paid by way of instalments of $500,000 every six months until paid in full, with the final payment equating to the balance required to bring the cumulative payments to $5,500,000, provided that during the first year, the parties may agree to alternate payment amounts or schedules to adjust for lower expected cash flow during the first year.

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d.	2% NSR

(1)	During the life of any mine on the Eureka Claims, the registered owner will be entitled to receive a 2% NSR, which may be bought out by the joint venture at any time for $2,500,000.

(2)
Additional payments, inclusive of all option payments previously received by the registered owner under the Option to Purchase Agreement and the Eureka Option Agreement, totalling either $3,500,000, if paid in a one time lump sum, or $3,850,000 if paid by way of instalments of $500,000 every six months until paid in full, with the final payment equating to the balance required to bring the cumulative payments to $3,850,000, provided that during the first year,

e.	1% NSR Alternate

(1)	During the life of any mine on the Eureka Claims, the registered owner will be entitled to receive a 1% NSR, which may be bought out by the joint venture at any time for $1,000,000.

(2)
By paying $700,000 in addition to funds already paid as at the date of the Election Notice, the joint venture will be deemed to have obtained a 100% interest in the Eureka Claims and TNR Gold Corp. will have exercised its option to acquire its 75% interest in the Eureka Claims.  The registered owner’s right to the further payments set out below will be secured by way of mortgage on the title to the Eureka Claims.

(3)
TNR Gold Corp. will pay the sum of $200,000 on or before March 19 in every year from the date of the Election Notice until production commences, after which time the payment will be increased to $500,000 payable on or before the 19th day of each of March and September until the payments, inclusive of all option payments previously received by the registered owner under the Option to Purchase Agreement and the Eureka Option Agreement, equal $5,000,000. The instalment payments hereunder will be in place of and not in addition to the payments to be paid on the 19th day of each of December and June.

Pursuant to the terms and conditions of the Eureka Option Agreement, Soltera and the registered owner will provide assistance as necessary to TNR Gold Corp. in the exploration and development of the Eureka Claims, and in the case of Soltera, dealing with the registered owner, and in the case of Soltera and the registered owner, dealing with any and all land right registration and transfer issues, to ensure the Eureka Option Agreement and the Option to Purchase Agreement remain in good standing, and are carried out in accordance with their intent.

See Exhibit 10.13 – Assignment Agreement and Exhibit 10.14 – Option Agreement for more details.

Stock Acquisition Agreement

Pursuant to the terms and conditions of a stock acquisition agreement dated February 29, 2008 between Soltera and Fabio Montanari, Soltera’s CEO and president, Soltera has agreed to acquire all of the shares of Atzek Mineral SA de CV (“Atzek”) from the sole shareholder of Atzek, Fabio Montanari, for the purchase price of (a) $50,000, which represents all of Mr. Montanari’s costs for incorporating and organizing Atzek; and (b) the issuance of 16 million restricted shares of common stock in the capital of Soltera at a deemed price of $0.001 per share (the “Stock Acquisition Agreement”).  The $50,000 was paid to Mr. Montanari on March 6, 2008 and the 16 million shares were issued to Mr. Montanari on March 5, 2008.  See Exhibit 10.15 – Stock Acquisition Agreement for more details.

The amount of cash consideration was calculated based on Mr. Montanari’s cash contributions to Atzek.  The amount of share consideration was determined by the board of directors and set at a deemed price of $0.001 per share.  The amount of consideration was based on a valuation representation that Mr. Montanari provided to the board of directors on February 28, 2008.

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On September 25, 2007, Soltera incorporated a company in Mexico named “Atzek Mineral SA de CV” (“Atzek”).  See Exhibit 3.5 – Licence and Exhibit 3.6 - Articles of Incorporation for more details.

Atzek is a majority-owned subsidiary of Soltera with Soltera the beneficial owner of 99.9% of the issued and outstanding shares of Atzek.  The one other share issued is held by a resident of Mexico, as required by the corporate law of Mexico.  Currently, Mr. Montanari is the sole manager of Atzek.

The sole assets of Atzek are two mineral property exploration and option agreements.  The first option agreement is an exploration agreement with an option to purchase dated September 25, 2007 among Atzek, Luis Enrique Fierros Hernandez, Rossina Hernandez Baldenebro, Luigi Meglioli, and Dagoberto Gomez Y Hoyuela (the “Real de Cananea Option Agreement”) and covers three mineral claims in Mexico covering a total of 1,030 hectares (approximately 2,545 acres) (the “Cananea Claims”).  Atzek has the exclusive right to explore the Cananea Claims with an option to acquire a 100% interest in the Cananea Claims upon fulfilling the following conditions:

a.
During the term of the option, Atzek is obliged to submit to the registered owners a report with technical data and detailed expenses on the Cananea Claims within 30 days after the end of each quarter.

b.
After commencement of production on the mineral claim, Atzek will pay the registered owners a total of $10 million (the “Option Price”), less any payments made by Atzek during the option period.  Atzek can choose one of the following payment plans:

(1)	one lump sum payment; or

(2)	$1,000,000 every six months plus a penalty payment of $1,000,000 until the Option Price is paid in full.

c.	Alternatively, if Atzek chooses, if can make the following payments on the Option Price:

(1)	On or before March 12, 2008, Atzek will pay the registered owners $50,000.
(2)	On or before September 25, 2009, Atzek will pay the registered owners $100,000.
(3)	On or before September 25, 2010, Atzek will pay the registered owners $200,000.
(4)	On or before September 25, 2011, Atzek will pay the registered owners $400,000.
(5)	On or before September 25, 2012, Atzek will pay the registered owners $9,250,000

d.	Within 12 months of signing the Real de Cananea Option Agreement, Atzek will conduct a geological and mining inspection and audit of the Cananea Claims.

Soltera will make each required payment directly to each registered owner in four equal amounts.

See Exhibit 10.16 - Cananea Exploration Agreement with an Option to Purchase for more details.

The second option agreement is an exploration agreement with an option to purchase dated September 26, 2007 among Atzek, Rafael Vila Melendez, Luis Enrique Vila Mazon, José Vila Mazon, and Beatriz Ontiveros Felix (the “Casita Colorada Option Agreement”) and covers four mineral claims in Mexico covering a total of 150 hectares (approximately 370 acres) (the “Colorada Claims”).  Atzek has the exclusive right to explore the Colorada Claims with an option to acquire a 100% interest in the Colorada Claims upon fulfilling the following conditions:

a.
During the term of the option, Atzek is obliged to submit to the registered owners a report with technical data and detailed expenses on the Colorada Claims within 30 days after the end of each quarter.

b.
After commencement of production on the Colorada Claims, Atzek will pay the registered owners a total of $5 million (the “Total Price”), less any payments made by Atzek during the option period.  Atzek can choose one of the following payment plans:

c.	one lump sum payment; or

Page - 4

d.	$500,000 every six months plus a penalty payment of $500,000 until the Total Price is paid in full.

e.	Alternatively, if Atzek chooses, if can make the following payments on the Total Price:

(1)	On or before March 12, 2008, Atzek will pay the registered owners $50,000.
(2)	On or before March 12, 2009, Atzek will pay the registered owners $100,000.
(3)	On or before March 12, 2010, Atzek will pay the registered owners $200,000.
(4)	On or before March 12, 2011, Atzek will pay the registered owners $400,000.
(5)	On or before March 12, 2012, Atzek will pay the registered owners $4,250,000

f.	During the life of any mine on the Colorada Claims, the registered owners will be entitled to receive a 2% net return of foundry, which may be bought out by Atzek at any time for $2,000,000.

See Exhibit 10.17 - Colorada Exploration Agreement with an Option to Purchase for more details.

Item 7.01.  Regulation FD Disclosure.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibits 3.5, 3.6, 10.13, 10.14, 10.15, 10.16, and 10.17, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 3.5, 3.6, 10.13, 10.14, 10.15, 10.16, and 10.17 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
3.5	Licence of Atzek Mineral SA de CV dated September 25, 2007.	Included
3.6	Articles of Incorporation of Atzek Mineral SA de CV dated September 25, 2007.	Included
10.13	Assignment Agreement dated February 29, 2008 between Soltera Mining Corp. and Fabio Montanari.	Included
10.14	Option Agreement dated March 21, 2007 among TNR Gold Corp., Antonio Augustin Giulianotti, and Fabio Montanari	Included
10.15	Stock Acquisition Agreement dated February 29, 2008 between Soltera Mining Corp. and Fabio Montanari.	Included
10.16
Cananea Exploration Agreement with an Option to Purchase dated September 25, 2007 among Atzek Mineral S.A. de C.V. and Luis Enrique Fierros Hernandez, Rossina Hernandez Baldenebro, Luigi Meglioli, and Dagoberto Gomez Y Hoyuela.
Included
10.17
Colorada Exploration Agreement with an Option to Purchase dated September 26, 2007 among Atzek Mineral S.A. de C.V. and Rafael Vila Melendez, Luis Enrique Vila Mazon, José Vila Mazon, and Beatriz Ontiveros Felix.
Included

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

/s/ Fabio Montanari
Dated:  March 7, 2008                                                                  By:Fabio Montanari – CEO & Director

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Exhibit 3.5

Page - 7

[SEAL]
LICENCE                                2604569                                                                         SALOMON GRIEGO GARCIA, LIC.2
FILE                                20072604281                                                                      UNITED MEXICAN STATES
PAGE                                070925261003                                                              COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

In compliance with the provisions of Section 27, Subsection I, of the Political Constitution of the United Mexican States, Section 28, Subsection V of the Federal Public Administration Act of Mexico, Section 15 of the Foreign Investments Act and Sections 13, 14 and 18 of the Foreign Investments Act Regulations, and of the National Register of Foreign Investments, and in view of the application filed by Mr(s). FABIO MONTANARI, based on the provisions of Section 39, Subsection 1 a) of the Rules of Procedure of the Ministry of Foreign Affairs currently in force, the licence is granted to incorporate an SA de CV [Open-end Stock Corporation] under the following name:

ATZEK MINERAL

This licence comes with the proviso that the foreigners’ exclusion clause or the agreement provided for in Subsection I of Section 27 of the Constitution must be included in the articles of incorporation of the company that is being incorporated, in compliance with the provisions of Section 15 of the Foreign Investments Act and Section 14 of the Foreign Investments Act Regulations and the National Register of Foreign Investments.  It is important to note that this licence is issued notwithstanding the provisions of Section 91 of the Patent Rights Act.

This licence shall be rendered null and void if the parties concerned do not appear before a notary public within ninety business days of the date of its issue, to execute the instrument corresponding to the Incorporation in question, in compliance with the provisions of Section 17 of the Foreign Investment Act Regulations and of the National Register of Foreign Investments.

Likewise, the person concerned must notify the Ministry of Foreign Affairs of the use of the name that is being authorized by means of this licence within the six months following its issue, in compliance with the provisions of Section 18 of the Regulations of the Foreign Investments Act and of the National Register of Foreign Investments.

Hermosillo, Sonora, September 25, 2007

                   [SEAL]                THE ASSISTANT GOVERNMENT DELEGATE
              [ILLEGIBLE]                                              [SIGNATURE]
                                                  ALEJANDRA YANES NAVARRO, LIC.

1S.R.E.:  Secretaría de Relaciones Exteriores (Ministry of Foreign Affairs)
2Lic. = Licenciado/a (Lawyer)

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Exhibit 3.6

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Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

CERTIFICATE NUMBER 2,506 (TWO-FIVE-ZERO-SIX)

BOOK NUMBER 1 (ONE) OF BUSINESS CORPORATIONS

In Hermosillo, Sonora, Mexico, on the twenty-fifth day of the month of September, 2007 (two thousand and seven), Mr. FABIO MONTANARI and Mr. ARTURO NUÑEZ GUERRERO APPEARED before the undersigning lawyer, Salomón Griego García, Commercial Notary Number 1 (One), practising his profession in the State of Sonora, and, under oath to tell the truth, stated:

Background Information

The parties appearing.  THE PARTIES APPEARING:  FABIO MONTANARI and ARTURO NUÑEZ GUERRERO, produced for my perusal the original of the licence issued by the Ministry of Foreign Affairs to incorporate the company called ATZEK MINERAL SA DE CV, or Sociedad Anónima de Capital Variable [Open-end Stock Corporation], which reads verbatim, as follows:  “In the upper right-hand margin, a seal displaying the national coat of arms.  MINISTRY OF FOREIGN AFFAIRS.  UNITED MEXICAN STATES.  IN THE UPPER LEFT-HAND MARGIN: LEGAL AFFAIRS HEAD OFFICE.  LICENSING OFFICE.  SECTION 27 OF THE CONSTITUTION.  DEPARTMENT OF THE S.R.E.2  LICENCE 2604569  FILE 20072604281  PAGE 070925261003.

In compliance with the provisions of Section 27, Subsection I, of the Political Constitution of the United Mexican States, Section 28, subsection V of the Federal Public Administration Act of Mexico, Section 15 of the Foreign Investments Act and Sections 13, 14 and 18 of the Foreign Investments Act Regulations, and in view of the application filed by Mr(s). FABIO MONTANARI, based on the provisions of Section 39, Subsection 1 a) of the Rules of Procedure of the Ministry of Foreign Affairs currently in force, the licence is granted to incorporate an SA de CV under the name:

ATZEK MINERAL

This licence comes with the proviso that the foreigners’ exclusion clause or the agreement provided for in subsection I of Section 27 of the Constitution must be included in the articles of incorporation of the company that is being incorporated, in compliance with the provisions of Section 15 of the Foreign Investments Act and Section 14 of the Foreign Investments Act Regulations and the National Register of Foreign Investments.  It is important to note that this licence is issued notwithstanding the provisions of Section 91 of the Patent Rights Act.

This licence shall be rendered null and void if the parties concerned do not appear before a notary public within ninety business days of the date of its issue, to execute the instrument corresponding to the Incorporation in question, in compliance with the

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Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

provisions of Section 17 of the Foreign Investment Act Regulations and of the National Register of Foreign Investments.

Likewise, the person concerned must notify the Ministry of Foreign Affairs of the use of the name that is being authorized by means of this licence within the six months following its issue, in compliance with the provisions of Section 18 of the Regulations of the Foreign Investments Act and of the National Register of Foreign Investments.

Hermosillo, Sonora, September 25, 2007.  THE ASSISTANT GOVERNMENT DELEGATE, ALEJANDRA YANES NAVARRO, LIC. (Signature).  In the lower left-hand margin, a seal with the national coat of arms.  UNITED MEXICAN STATES.  MINISTRY OF FOREIGN AFFAIRS.  LOCAL GOVERNMENT OFFICE IN HERMOSILLO, SONORA.

Business Incorporation Contract

Article One
 Mr. FABIO MONTANARI and Mr. ARTURO NUÑEZ GUERRERO are incorporating an open-end stock corporation that shall be governed by the following Articles of Incorporation:

Chapter 1

Name, Purpose, Address, Duration, Foreigners

One.  The name of the Corporation shall be ATZEK MINERAL, followed at all times by the words "Sociedad Anónima de Capital Variable" or by its abbreviation, "S A de C V".

Two:  The purpose of the Corporation shall be:

(I)           To organize and run companies in the area of the mining-metallurgical industry in general and, therefore, it may carry out any act or enter into any agreement or contract that is directly or indirectly related to this sphere of activities, in its own right or on behalf of the companies it is operating.

II)           To apply for and obtain and acquire by any other means, mine-exploration or mine-working leases or contractual rights to explore or work mineral substances, as well as to assign, encumber or dispose of said leases or rights by any other means

Page - 11

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(III)                   To explore, work, make use of, profit from, process, produce, purchase, sell, import and export metallic or non-metallic mineral substances, metalloids and other substances that may be leased and from which profit may be derived, in accordance with the law.

(IV)                   To install, operate, acquire, transfer and enter into any other kind of contract or agreement related to smelting or processing plants, mills, calcination ovens, foundries, laboratories, and similar mining and metallurgical establishments.

(V)                    To work, purchase, sell, import, export and negotiate by any other means with piles of deads,  waste and residue, tailings, grease-waste dumps, slag and similar goods.

(VI)                   To acquire, transfer, import, export and market all kinds of chemical products and by-products.

(VII)                  To industrialize mining products and by-products.

(VIII)                To apply for and obtain leases or licences or contractual rights for the acquisition, utilization, derivation of profit from, and disposal of underground or surface waters for mining or industrial uses, and to acquire, use, build, install and operate plants that generate electricity intended for the mining or industrial tasks and operations of the Corporation.

(IX)                   To apply for and obtain permits, authorizations, licences or consents to acquire the explosive materials necessary for the Corporation’s mining or industrial tasks or operations and to use those explosives conforming to the provisions of the applicable law and regulations.

(X)                    To acquire, use, profit from and have at the Corporation’s disposal all kinds of means of transportation, including railways, ships, and aircraft, for the use of the Corporation.

(XI)                   To acquire, assign, own, purchase, sell, take and give in lease or sub-lease, take and make in gratuitous loan and, in general, to enter into any other kind of contract or agreement related to real estate or rights in rem over real estate.

(XII)                 To acquire, assign, import, export, lease, sublease, administer, obtain rights of use and, in general, to enter into any other kind of agreement or contract related to movable property, or rights in rem over movable property, including machinery, equipment and similar goods.

(XIII)                To render technical, consulting and administrative services.

Page - 12

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(XIV)                To issue, accept, endorse, stand security for, guarantee payment, present for acceptance and payment, protest any dishonouring of a bill, and engage in any other kind of acts and to take part in any other kind of transactions or operations involving credit instruments.

(XV)                 To create, organize and promote the creation or organization of associations, corporations, partnerships or other kinds of Mexican or foreign business or civil institutions or entities, companies or businesses, and to acquire, assign, take up, underwrite, pay, dispose of by any legal means and enter into any kind of agreements or contracts in regard to capital, shares, bonds, interest, shares of profits or beneficiary rights issued by and at the  bovementionedassociations, corporations, partnerships and other kinds of business or civil institutions orentities, companies or businesses.

(XVI)                To lend or borrow money without any kind of limitation or restriction, and also to encumber or give in guarantee, without any kind of limitation or restriction, any of the Corporation’s assets that are necessary in order to ensure the payment or repayment of the borrowed amount or in order to guarantee the performance of third-party obligations.

(XVII)               To act as intermediary, broker, representative or agent, or to accomplish the Corporation’s activities through intermediation, brokerage, representation or agency.

(XVIII)              To set up offices, branch offices, agencies and any other kind of representation in Mexico or abroad.

(XIX)                To enter into joint-investment or joint-venture agreements.

(XX)                 To register, acquire, assign, own, work, grant licences, franchises, and enter into any other kind of contracts or agreements relating to patents, blue-
prints, drawings, trademarks, appellations of origin, commercials, advertisements, trade names, franchises, copyrights and similar rights.

(XXI)                To engage in and carry out all the commercial acts that may be engaged in and carried out by Mexican business corporations according to law, and to carry out all the acts and to enter into all the agreements that are necessary or conducive to the accomplishment of the corporate purpose.

(XXII)               The Corporation shall also have the corporate purpose of rendering specialized services and financial support to the micro-, small and medium enterprises and also to independent miners (individuals).

Page - 13

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(XXIII)             The purchase, sale and exportation of ore and metals,  the acquisition of mines and mining rights, of tailings (residues), the smelting, electrolysis of metals, and the processing of the ore.

(XXIV)             The technical development of procedures, extraction techniques, and of mining procedures.

(XXV)              The importation and exportation of all the supplies for the exploration and working of the mines, as well as the importation of equipment and machinery.

(XXVI)             The financing of mining projects for exploration and working, with financial support, of of goods (equipment, machinery and vehicles).

(XVII)               To coordinate the partners, the companies and the individuals operating and working for the enterprise with these services for their financial and social advancement, making the conditions for purchasing, distributing, transporting and selling all kinds of lawful merchandise as effective as possible, for their benefit.

(XVIII)              To provide to its partners, the companies and the individuals operating and working for the enterprise, some of the following services: technology, promotion and marketing, design, the subcontracting of industrial products and processes, furthering access to financing, acquisition of raw materials, supplies, assets and technology in common, under favourable conditions with respect to price, quality and opportunity of delivery, as well as other services that may be required for the optimum performance of the companies or individuals operating and working for the enterprise.

(XXIX)             To organize the groups concerned in order to promote creativity in attaining the quality of the service.

(XXX)              To develop ongoing expert advice and training for the parties operating and working for the enterprise, which will enable them to improve their competitiveness in the domestic and export markets.  Also to train of engineers, workers, etc.

(XXXI)             To manage and combine the financing for the purposes of helping to equip and modernize the companies involved in the enterprise.

(XXXII)            To carry out the necessary measures and activities that are favourable to its partners, the companies and individuals operating and working for the enterprise, in order to obtain any support and benefits that the federal, state and municipal authorities may have it in their power to give.

Page - 14

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(XXXIII)              To provide to the partners, companies and individuals operating and working for the enterprise administrative, accounting, tax, legal, computer, educational and company- training services.

(XXXIV)              To promote, to the promotion and development banking sector, the design of programs with preferential interest and conditions giving support to the partners and the companies and individuals operating and working for the enterprise.

(XXXV)               To give the partners, companies and individuals operating and working for the enterprise any services and information required in order to meet the objectives of the Corporation.

(XXXVI)              To prepare any technical and financial studies and projects necessary for the attainment of the corporate purpose.

(XXXVII)             To enter into any acts, proceedings and contracts for and on behalf of the companies related to their purpose.

(XXXVIII)           To acquire, dispose of, give and receive in lease, in the name and on behalf of, the companies or individuals operating or working the enterprise, all manner of movable property and real estate as necessary to attain the corporate objectives.

(XXXIX)             To give all kinds of real or personal guarantees, to furnish mortgages and extend and approve financing and avals.

(XL)                     To issue, accept, subscribe, endorse and trade in any manner with documents, credit instruments or negotiable instruments.

(XLI)                    To obtain any permits, leases, franchises, names and commercial slogans that may be necessary in order to attain the corporate objectives.

(XLII)                   To enter into all kinds of acts and contracts of a civil or business nature necessary for the advancement of the corporate purposes.

(XLIII)                  To acquire, dispose of, and in general negotiate with all types of shares, corporate shares, and any kind of instrument allowed by law.

(XLIV)                 To set up agencies or branch offices in any part of Mexico or abroad.

(XLV)                  To carry out all kinds of commissions and representations and to enter into all kinds of acts and contracts that allow a lawful profit.

Page - 15

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(XLVI)              To defend the interests and rights of the members of the Corporation, as well as the  companies and individuals operating and working for it.

(XLVII)            To enter into agreements, contracts or any legal act, with individuals or private or official bodies corporate, and centralized or decentralized
Government, Federal, State or Municipal institutions, aimed at furthering its purposes.

(XLVIII)           To acquire movable property or real estate that is indispensable to the realization of its purposes.

(XLIX)             To organize all types of events that lead to raising the social and cultural level of the companies and individuals operating and working for the enterprise.

Three.  The registered office of the Corporation shall be the Municipality of Hermosillo, Sonora;  however, it shall be able to set up offices, agencies or branch offices in any other part of Mexico or abroad and submit to conventional addresses, without such acts implying a change of registered office.

Four.  The duration of the Corporation shall be for 99 years.

Five.  Present or future foreign investors formally undertake with the Ministry of Foreign Affairs to consider themselves to be nationals with respect to any corporate shares in the Corporation that they may acquire or to which they may be the holders, likewise with respect to any assets, rights, leases, shares or interests that the Corporation may hold, or to any rights and obligations deriving from any contracts to which the Corporation may be a party with Mexican authorities or with private individuals, and therefore not to invoke the protection of their governments, on pain, should they do so, of losing any corporate shares that they may have acquired to the nation.

Chapter II

Capital Stock and Shares

Six.  The capital stock shall be open-end.  The owners’ equity invested in fixed assets represented by shares from the A series is in the amount of $ 50,000 in national currency (fifty thousand pesos in Mexican currency), represented by 1,000 (ONE THOUSAND) registered shares, common stock, with a face value of $ 50.00 in national currency (fifty Mexican pesos) each, totally taken up and paid for.  The open-end portion of the capital stock shall have no ceiling and shall be represented by shares from the B or C series, or by successive series of shares, they shall be registered shares, common stock, with all the other rights accorded them under the law, but without the right to vote, by virtue of their being deferred stock.

Page - 16

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

All the shares of the Corporation may be taken up or acquired by Mexican individuals or bodies corporate or by foreign individuals or bodies corporate, with the exception of foreign governments or sovereigns.  The shares from the A series representing the minimum fixed portion of the capital stock are fully taken up and paid for in cash by the founding shareholders in the following manner:

Shareholders                                                                                                                          Shares                             Series                     Capital

FABIO MONTANARI                                                                                                             999                                   A                       $ 49,950.00

ARTURO NUÑEZ GUERRERO                                                                                                 1                                  A                       $         50.00

TOTAL SHARES AND CAPITAL                                                                                       1,000                                  A                       $  50,000.00

Seven.  The scrip certificates and definitive certificates of shares shall comply with the requirements set out in Section 125 (One-Two-Five) of the General Business Corporations Act;  they shall represent one or more shares, and they shall be signed by the Sole Director and C.E.O., and the signature and contents shall be confirmed in the presence of a notary public.  All the scrip certificates or definitive certificates of shares shall transcribe Clause Five of these Articles of Incorporation.

Eight.  The minimum fixed portion of the capital stock shall be increased or decreased by resolution adopted by the Extraordinary Shareholders’ Meeting, in compliance with these Articles of Incorporation and with the General Business Corporations Act.  The open-end portion of the capital stock shall be increased or decreased by resolution adopted by the Ordinary Shareholders’ Meeting, and the documents that set forth the increases or decreases of this open-end portion should not be recorded in the notarial record book in the presence of a notary public, nor should they be registered with the Public Commercial Registry.

In compliance with Section 132 (One-Three-Two) of the General Business Corporations Act, the shareholders shall have the preemptive right to take up any shares that represent increases in the capital stock in proportion to their respective shares.  The shareholders must exercise this preemptive right within 15 (fifteen) calendar days following the publication of the resolution to increase in the Official Gazette of the Government of the State of Sonora or in one of the newspapers of greater circulation in Sonora.  The shareholders shall also be notified of the Shareholders' Meeting by telegram, telex, fax, telefax, e-mail or other similar means of clear, written communication sent to their respective addresses as registered with the Corporation.  However, if all the capital stock is represented at the Shareholders’ Meeting, the said period of 15 (fifteen) calendar days shall be calculated as of the date on which the Shareholders’ Meeting is held, and the shareholders shall be deemed to have been notified of the resolution on that date, and accordingly, it will not be necessary to publish the resolution to increase.

Page - 17

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

Sections 135 (One-Three-Five) and 136 (One-Three-Six) of the General Business Corporations Act shall apply to reductions of the capital stock, unless the Shareholders' Meeting resolves otherwise.

Nine.  Sales or transfers of shares may only be done with the prior authorization of the Sole Director and C.E.O.  The Sole Director and C.E.O. may deny the authorization if a buyer or buyers willing to buy the shares at their current market price is or are appointed.

Ten.  The Sole Director and C.E.O., where applicable, shall record the taking up of shares, purchases, transfers or encumbrances of assets or revenues or guarantees on shares and other related acts in the register of shares within 15 (fifteen) calendar days of the date on which s/he becomes aware of any of these acts or contracts.  The Corporation shall recognize as shareholders only those shareholders who are registered as such in the register of shares

Chapter III

Administration

Eleven.  The Corporation shall be administered by a Sole Director and C.E.O.

The Sole Director and C.E.O. shall be a shareholder;  s/he shall remain in office until the person appointed to replace him/her takes office;  s/he may be reelected and s/he shall receive the remunerations decided on by the Shareholder’s Meeting, where applicable.

The Sole Director and C.E.O. shall not post a guarantee to ensure any liabilities s/he might contract during the performance of his/her duties, unless the Shareholders' Meeting that appoints him/her resolves otherwise.

Twelve.  The Sole Director and C.E.O. shall be the legal representative of the Corporation and shall have the following powers and authorization, unless the Shareholders’ Meeting determines otherwise:

(i)  General power of attorney for acts of administration, in compliance with Paragraph 2 of Section 2554 of the Federal Civil Code, its corresponding section, Section 2831, Paragraph 2, of the Civil Code for the State of Sonora and the corresponding or like sections of the civil codes for the rest of the states of Mexico, expressly including, but not limited to, the powers to carry out acts of administration related to labour matters, such as hiring and distributing workers, determining the tasks that correspond to each position or area of work and the remuneration for them and, where applicable, dismissing or promoting all kinds of workers, being able, accordingly, to sign all

Page - 18

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

manner of work contracts or agreements and to terminate or rescind them and, in general, to make commitments on behalf of the Corporation with respect to everything that is within his/her administrative purview as it pertains to labour matters, based on Section 11 and the other relevant sections of the Federal Labour Act, its being understood that the list of acts contained herein is by way of illustration, and is not limited only to those acts.

(ii) General power of attorney for lawsuits and collections, which he is granted with all the general powers and any special powers that may require a special clause in accordance with the law, in compliance with Section 2554, Paragraph 1, and Section 2587 of the Federal Civil Code, their corresponding sections, Section 2831, Paragraph 1, and Section 2868 of the Civil Code for the State of Sonora, and the corresponding or like sections of the civil codes for the other states of Mexico, being authorized, therefore, among other things, to demand the discharge of obligations assumed by third parties to the benefit of the Corporation;  to bring and defend complaints and to drop these actions and complaints;  to answer complaints and to file all types of appeals;  to offer and present documentary evidence;  to question and challenge witnesses;  to waive periods or terms;  to waive jurisdictions;  to enter into arbitration agreements or to submit the Corporation to arbitration proceedings;  to submit and answer interrogatories;  to excuse or recuse judges;  to receive payments;  to make over assets;  to file and drop criminal complaints;  to take part in judicial auctions, to bid or make or raise bids and buy at auction for the Corporation;  to become a third-party coadjutor in the bringing of a criminal action and to grant pardons;  to file and drop petitions for constitutional relief;  in general, to initiate proceedings or bring civil, commercial, criminal, labour, administrative actions or actions of any other kind, its being understood that this list is by way of illustration, and is not limited only to these powers.  The Sole Director and C.E.O. shall also have general power of attorney for labour-related lawsuits and collections under the terms of Section 11 of the Federal Labour Act before his workers and unions or coalitions and before the labour authorities referred to in Section 523 of the Federal Labour Act and before authorities of any other designation, as well as before adjudicators and arbitrators;  to take part, on behalf of the principal, in the settlement hearing referred to in Section 873 of the Federal Labour Act and to take part in any other type of hearing relative to all manner of individual or collective labour proceedings, with authorization to attend, propose and, where appropriate, accept settlement compromises or arrangements;  to make decisions and to sign all manner of judicial or extrajudicial contracts or agreements, and to offer reinstatements, being able to settle all kinds of labour conflicts;  powers to take part in the complaint-and-objection stage referred to in Section 878 of the Federal Labour Act;  to handle questions on behalf of the principal, under the terms of the provisions of Section 786 of the Federal Labour Act;  to hear and receive summonses, under the terms of Section 866 of the Federal Labour Act, likewise to indicate an address for these purposes, all those powers also supported by Section

Page - 19

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

2554, Paragraph 1, and Section 2587 of the Federal Civil Code, Section 2831, Paragraph 1, and Section 2868 (Two-Eight-Six-Eight) of the Civil Code for the State of Sonora and of the corresponding or like sections of the civil codes for the other states of Mexico.

(iii)  General power of attorney for acts to acquire property in fee simple, in compliance with Section 2554, Paragraph 3, of the Federal Civil Code, its corresponding section, Section 2831, Paragraph 3, of the Civil Code for the State of Sonora, and the corresponding or like sections of the civil codes for the other states of Mexico.

(iv)  General power of attorney to underwrite credit instruments, under the terms of Sections 9 and 85 of the General Law on Negotiable Instruments and Credit Transactions, including powers to open, manage and close bank accounts or investment accounts in the name and on behalf of the Corporation and to authorize people to withdraw or transfer funds.

(v)  To appoint and remove the General Director and other officers, as well as to set their employment conditions, remuneration and authority.

(vi)  Powers to execute general or special powers of attorney, granting powers and authorization from among those that s/he is granted, with or without powers of substitution, likewise the power to revoke any powers s/he may have granted, retaining his/her exercise of these powers.

(vii)  To perform any acts or operations that are necessary or appropriate in order to fulfill the corporate purpose, with the exception of those expressly reserved for the General Shareholders’ Meeting by a legal order or by these Articles of Incorporation.

Chapter IV

Shareholders’ Meeting

Thirteen.  The General Shareholders’ Meeting shall be the highest governing body of the Corporation;  consequently, it may decide, amend, or ratify all the acts and transactions of the Corporation, and its resolutions shall be fulfilled by the person or persons appointed for that purpose or, if no such appointment has been made, by the Sole Director and C.E.O.

Fourteen.  The General Shareholders’ Meetings shall be Ordinary or Extraordinary.

Extraordinary Shareholders’ Meetings shall be held to discuss and decide on the matters referred to in Section 182 (One-Eight-Two) of the General Business Corporations Act.

Ordinary Shareholders’ Meetings shall adopt resolutions on any matters that are not within the purview of the Extraordinary Shareholders’ Meetings, they shall be held at least once a year, within the four months following the corporate fiscal year-end, and, besides the other matters included in the order of business, they shall adopt resolutions on the following:

Page - 20

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

Discussion, approval or amendment of the financial report of the Sole Director and C.E.O., taking the advisory opinion of the Statutory Auditor into consideration;

(I)           Resolutions on the financial performance of the corporate fiscal year;

(II)          Election of the Sole Director and C.E.O., his/her alternates, and of the Statutory Auditor;  and

(III)        Determination of the remuneration to be paid to the Sole Director and C.E.O., the Statutory  Auditor and, if applicable, the general managers.

(IV)       The shareholders may hold Ordinary Shareholders’ Meetings at any time in order to adopt  resolutions on matters within their purview other than the ones specified in the preceding numerals.

Fifteen.  The Ordinary and Extraordinary Shareholders’ Meetings shall be convened by the Sole Director and C.E.O., without prejudice to the rights accorded the shareholders under Sections 168, 184 and 185 of the General Business Corporations Act.  The notice of meeting shall be made by means of the publication of a notice in the Official Gazette of the Government of the State of Sonora  or in one of the newspapers of greater circulation in Sonora, and this notice must appear at least 15 (fifteen) calendar days before the date of the Shareholders’ Meeting.  The shareholders shall also be notified of the Shareholders' Meeting by telegram, telex, fax, telefax, e-mail or other similar means of clear, written communication sent to their respective addresses as registered with the Corporation.

The notice of meeting shall state the place, day and time at which the Shareholders’ Meeting is to be held;  it shall contain the order of business for the Shareholders’ Meeting and shall be signed by whoever issues it.  The Shareholders’ Meeting shall not be invalid, even if the notice of meeting was not published, or even if the notice provided for in the paragraph immediately preceding this one was not sent, if all the shares issued are present or represented at the meeting.  Should a second or subsequent notice of meeting be necessary, the notice shall mention this circumstance and shall be governed in all other aspects by the rules set out above.  Second or subsequent notices of meeting shall be published after the dates for which the Shareholders’ Meetings that were not able to convene legally or that could not be held for some other reason, were supposed to have been held.

Sixteen.  The shareholders registered in the register of shares shall be allowed into the Shareholders’ Meetings.

Page - 21

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

Seventeen.  The shareholders may be represented at the Shareholders’ Meetings by any person or persons they may appoint by means of a form of proxy or through any other form of power of attorney issued in accordance with the law.

Eighteen.  The minutes of the Shareholders’ Meetings shall be transcribed in a book and shall be signed by the person who chaired the Meeting, as well as by any shareholders and by any Statutory Auditor wishing to sign them.

Nineteen.  The Shareholders’ Meeting shall be chaired by the Sole Director and C.E.O.;  should s/he be absent, the Shareholders' Meeting shall be chaired by his/her Alternate or, in the absence or non-existence of an Alternate, by the person appointed by the shareholders.

Twenty.  With regard to the quorum and voting, the following rules shall apply:

(I)           Ordinary Shareholders’ Meetings.  For the first convening of a Meeting, a quorum of attendance shall consist of at least 75% (seventy-five per cent) of the capital stock.  The resolutions shall be valid in this case if they are adopted by the majority of the votes present.  In second or subsequent convenings of a Meeting, the Shareholders' Meetings must still be held with the attendance of 75% (seventy-five per cent) of the shareholders at the meeting and their resolutions shall be valid if they are adopted by the majority of the votes present, unless the matter has to do with amending the Articles of Incorporation, in which case, the approval of one hundred per cent of the shareholders shall be required.

(II)           Extraordinary Shareholders’ Meetings.  For the first convening of a meeting, a quorum of attendance shall consist of at least three-quarters of the capital stock, and its resolutions shall be adopted by affirmative vote of the shareholders who represent at least half the capital stock.  In second or subsequent convenings of a meeting, at least 75% (seventy-five per cent) of the capital stock shall constitute a quorum of attendance, and the decisions shall be made through the vote of shareholders who represent at least half the capital stock.

(III)                      Resolutions unanimously adopted outside the Shareholders’ Meeting by the shareholders who represent the total number of shares with the right to vote shall, for all legal purposes, have the same validity as if they had been adopted during a General Shareholders’ Meeting or a Special Shareholders’ Meeting, respectively, as long as they are confirmed in writing.

Twenty-one.  If, for some reason, the order of business cannot be completed on the date on which the Shareholders’ Meeting is held, it may be suspended and continued the following day or on any day the shareholders agree on, without the need for a new notice of meeting.

Twenty-two.  The Sole Director and C.E.O. shall open the Shareholders’ Meeting by checking off the attendance list according to the book of shareholders.  Voting shall be economical, unless

Page - 22

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

the majority decides that it should be secret.  The Sole Director and C.E.O. shall act in the capacity of chairman of the meeting and returning officer.

Chapter V

Corporate Fiscal Years, Financial Reports

Twenty-three.  The corporate fiscal year shall coincide with the calendar year, except for the first, which shall run from the date of the company’s incorporation until the 31st (thirty-first) day of December of the year in question.  The annual balance sheet must be filed no later than the thirty-first of March of the following year.

Twenty-four.  Within the three months following the end of each corporate fiscal year, the Sole Director and C.E.O. shall prepare the financial report.  This report shall show the financial condition of the Corporation.

Twenty-five.  The financial report and the supporting documentation shall be delivered to the Statutory Auditor at least one month before the date set for the holding of the Annual Ordinary Shareholders’ Meeting.

Twenty-six.  The Statutory Auditor shall express his/her opinion with respect to the financial report and supporting documentation within 15 (fifteen) calendar days of the date on which said report and supporting documentation were delivered to him/her.  The financial report, the supporting documentation, and the Statutory Auditor’s opinion shall be kept by the Sole Director and C.E.O. in the head office of the Corporation for the 15 (fifteen) calendar days prior to the date set for the Annual Ordinary Shareholders’ Meeting, so that it may be read by the shareholders.  The Sole Director and C.E.O. shall issue and deliver copies of those reports and documents to any shareholders that request them.

Chapter VI

Distribution of Profits

Twenty-seven. The net profits of each corporate fiscal year shall be distributed in the following manner:

(I)  The sum that the Shareholders’ Meeting determines, which shall not be less than 5% (five per cent) of the net profits, shall be set aside in order to establish or reestablish the legal contingency fund, until it amounts to least 20% (twenty per cent) of the capital stock;

Page - 23

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

(II)           Out of the remainder, if any, other sums may be set aside to establish or reestablish other funds;

(III)          The rest, if there should be any, shall be distributed totally or in part as a dividend, corresponding to an amount equal to each paid-up share, unless the
Shareholders’ Meeting agrees to reinvest it or to earmark it for other corporate purposes;  and

(IV)          The founders of the Corporation do not reserve for themselves any share whatsoever in the profits  other than the profits that will be their due in accordance with this clause.

Chapter VII

Shareholders’ Liability

Twenty-eight.  The shareholders shall not be liable for the Corporation’s losses, debts or obligations.  The liability of the shareholders shall be limited to paying to the Corporation the amount of their respective shares.

Chapter VIII

Monitoring of the Administration

Twenty-nine.  The monitoring of the administration shall be entrusted to a Statutory Auditor.

Thirty.  The Statutory Auditor may or may not be a shareholder.  S/he shall remain in office until the person appointed to replace him/her takes up office, and they may be reelected.

Thirty-one.  The Statutory Auditor shall have the powers and obligations established in Section 166 of the General Business Corporations Act and shall not post a guarantee to ensure any liabilities s/he might contract during the performance of his/her duties, unless the Shareholders' Meeting that appoints him/her resolves otherwise.

Chapter IX

Dissolution and Liquidation of the Corporation

Thirty-two.  The Corporation shall be dissolved early in the cases provided for in Section 229 of the General Business Corporations Act.

Thirty-three.  Once dissolved, the Corporation shall be placed in a state of liquidation and the Shareholders’ Meeting shall elect one or several liquidators.

Page - 24

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

If the Meeting appoints more than two liquidators, Clause 16 of these Articles of Incorporation shall apply to their meetings and resolutions.

Thirty-four.  Unless the Shareholders’ Meeting resolves otherwise, the liquidator or liquidators shall act in accordance with Section 242 of the General Business Corporations Act.

Thirty-five.  The Shareholders' Meetings shall be convened, during the liquidation, by the liquidator or liquidators or by the Statutory Auditor.  The Statutory Auditor shall have the same powers and obligations vis à vis the liquidator or liquidators as s/he has normally vis à vis the Sole Director and C.E.O.

Chapter X

Courts

Thirty-six.  The founding shareholders, upon signing these Articles of Incorporation of the company, and the future shareholders, by the sole fact of having acquired shares by any means, submit to the jurisdiction of the courts or judges of Hermosillo, Sonora, for the resolution of any dispute that might arise between the Corporation and the shareholders as such or between the shareholders as such.

Chapter XI

Rules Supplying Deficiencies

Thirty-seven:  The General Business Corporations Act shall be applied to supply any deficiencies with respect to anything not expressly provided for in these Articles of Incorporation.

First Shareholders’ Meeting of ATZEK MINERAL SA DE CV

FABIO MONTANARI and ARTURO NUÑEZ GUERRERO are the founding shareholders of the ATZEK MINERAL SA DE CV company, and they are holding the first General Ordinary Shareholders' Meeting of the Corporation, and, by unanimous vote, they adopt the following resolutions:

Resolution One

They resolve that ATZEK MINERAL SA DE CV shall be administered by a Sole Director and C.E.O., and shall be monitored through a Statutory Auditor, and they appoint for these purposes:

Page - 25

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

SOLE DIRECTOR AND C.E.O.                                                                                                                     FABIO MONTANARI

STATUTORY AUDITOR                                                                                                                                 ARTURO NUÑEZ GUERRERO

The Sole Director and C.E.O. is granted all the authorizations and powers described in Clause Twelve of the Corporation’s Articles of Incorporation, which is deemed to have been fully reproduced at this point in order to avoid needless repetition.

Resolution Two

ARTURO NUÑEZ GUERRERO is appointed as Statutory Auditor of the ATZEK MINERAL SA DE CV company.  The Statutory Auditor shall not post a guarantee to ensure his liabilities.

EXECUTING APPOINTMENTS AND POWERS OF ATTORNEY

The parties appearing execute in a notarial instrument the appointments and powers of attorney given by the first General Ordinary Shareholders’ Meeting of ATZEK MINERAL SA DE CV and the other resolutions adopted by this Shareholders’ Meeting.

In view of what has been applied for and the documents filed, the acts that are the subject-matter of this instrument are set forth in the following manner:

CLAUSES

ONE:                      The business corporation named ATZEK MINERAL SA DE CV, Sociedad Anónima de Capital Variable, has been duly incorporated in a notarial instrument.

TWO:                      The resolutions adopted by the founding shareholders of ATZEK MINERAL SA DE CV in the first General Ordinary Shareholders’ Meeting are put into the form of a notarial instrument.

THREE:  The appointment of the Sole Director and C.E.O. of ATZEK MINERAL SA DE CV Sociedad Anónima de Capital Variable is duly executed in a notarial instrument and the person appointed is FABIO MONTANARI, with the corresponding duties and all the authorization and powers provided for in Clause Twelve of the Corporation’s Articles of Incorporation, according to the resolution adopted by the first General Ordinary Shareholders’ Meeting of the Corporation.

Page - 26

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

FOUR:  The appointment of the Statutory Auditor of ATZEK MINERAL SA DE CV Sociedad Anónima de Capital Variable is duly executed in a notarial instrument, and this person is ARTURO NUÑEZ GUERRERO, according to the resolution to this effect of the first General Ordinary Shareholders’ Meeting of the Corporation.

FIVE:                      The Corporation shall be governed by and shall engage in any acts, procedures to be followed, transactions, representations, contracts and agreements that the Sole Director and C.E.O. executes, undertakes, carries out or holds in the name and on behalf of the Corporation.

FOUNDING SHAREHOLDERS’ PARTICULARS

FABIO MONTANARI stated that he was of Italian nationality, single, originally from Ferrara, Italy, where he was born on the 11th day of January, 1957, is a geologist by occupation, has an actual address at Via il Perugino 8, 09121 CAGLIARI, Italy, and that he is in Mexico on Passport Number E571059 (E-five-seven-one-zero-five-nine), evidencing his legal stay by means of an immigration form for business people, a verified copy of which has been kept in the files of this commercial notary’s office.

ARTURO NUÑEZ GUERRERO stated that he was of Mexican nationality, single, originally from Nogales, Sonora, where he was born on the twenty-second day of April , 1978, is a geology student who, having passed his professional degree course, is now doing his social service component, with an address at Number 19 Espuelas Street, Terranova Housing Subdivision, Hermosillo, Sonora.

Documents of the File

The photograph identification of the parties appearing, the licence to incorporate the company, and a copy of the permit allowing FABIO MONTANARI to stay in the country legally are being kept in the file of this commercial notary’s office.

National Register of Foreign Investments

In order to comply with the stipulations of Section 45 (forty-five), Subsection 1 b) (one-b)  of the Foreign Investments Act Regulations, I insert the obligation of the ATZEK MINERAL SA DE CV company to register with the National Register of Foreign Investments.

List of Foreign Partners

The parties appearing stated to me that the Corporation shall file in timely fashion the list of partners referred to in Section 27 (twenty-seven), Paragraph 5, of the Mexican Internal Revenue Code.

Page - 27

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

Insert

Section 2554 (Two-Five-Five-Four) of the Federal Civil Code, identical to Section 2831 (Two-Eight-Three-One) of the Civil Code for the State of Sonora.  In all general powers of attorney for lawsuits and collections, to state that they are being executed with all the general powers and special powers that require a special clause in accordance with the law shall suffice for them to be deemed as having been conferred without any limitation whatsoever.

In general powers of attorney to administer assets, to state that they shall be in that capacity shall suffice for the attorney-in-fact to have all kinds of administrative powers.

In general powers of attorney, in order to exercise acts of ownership, their being given in that capacity shall suffice for the attorney-in-fact to have all the powers of an owner, both with respect to the assets, and with respect to making all manner of arrangements in order to defend them.

When wishing to limit, in the three cases mentioned above, the powers of the attorneys-in-fact, the limitations shall be set forth, or the powers shall be special ones.

Notaries shall insert this article into any notarial certified copy of a power of attorney that they execute.

Section 2587 (Two-Five-Eight-Seven) of the Federal Civil Code, identical to Section 2868 (Two-Eight-Six-Eight) of the Civil Code for the State of Sonora:  Legally trained court-client-liaison legal assistants [procuradores] do not need a power of attorney or a special clause, except in the following cases:
I. In order to withdraw from a legal action;
II. In order to settle a matter;
III. In order to submit to arbitration;
IV. In order to submit and answer interrogatories;
V. In order to transfer assets;
VI. In order to challenge in court;
VII. In order to receive payments;  and
VIII. For any other acts expressly determined by law.  In general powers, when there is a desire to confer any or some of the powers that have just been enumerated above, the provisions of Paragraph One of Section 2831 (Two-Eight-Three-One) shall be observed.

Certification

I, the undersigning commercial notary, place on record for all relevant legal purposes:

1.    The parties appearing are personally known to me; in addition, I added authentic copies of their identification cards to the file.
2.    The parties appearing have the capacity to contract and to comply with obligations assumed, which I state since I cannot find manifest evidence in them of any natural incapacity and have no information to the effect that they are subject to a prohibition;
3.    I perused the originals of the documents that were presented to me in order to draw up this instrument.
4.    I compared the documents that I inserted word for word.
5.    I explained to the parties appearing the legal force and effect of the content of this instrument in order to comply with the applicable rule.
6.   As an indication of their agreement, the

Page - 28

Salomón Griego García, Lawyer
Commercial Notary Number 1 of the State of Sonora
Circuito Periférico 1360 Poniente, Centro Comercial Local E22
Colonia Malecón C.P. 83270 Hermosillo, Sonora, Mexico
Office Telephones:  044-6621 064364 and 044-6621 064362
Cell: 6621 642828     E-mail: salomongriego@yahoo.com.mx

[SEAL]
            SALOMON GRIEGO GARCIA, LIC2.
                                                                                                                                          UNITED MEXICAN STATES
                                                                                                             COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

parties appearing signed this instrument in my presence on the same day that it was executed, which is the same date that I authorize it definitively, since there is no disqualification whatsoever from doing so.  I SWEAR TO THE FOREGOING AND AUTHORIZE IT.

FABIO MONTANARI, ARTURO NUÑEZ GUERRERO, and the lawyer SALOMÓN GRIEGO GARCÍA, Commercial Notary Number One of the State of Sonora.  Signed.  Authorizing seal.

This is the first notarial certified copy, which is a true and exact copy of its original.  It is on twenty letter-sized pages, written on the obverse, sealed and verified.  It is issued for the use of ATZEK MINERAL SA de CV, in this city of Hermosillo, Sonora, Mexico, on the twenty-seventh day of the month of September, two thousand and seven.  I SWEAR TO THE FOREGOING.

                     [SIGNATURE]                                                                                                                 [SEAL]
             SALOMÓN GRIEGO GARCÍA, Lawyer                                                                     SALOMON GRIEGO GARCIA, LIC.
             Commercial Notary Number One of the State of Sonora                                                                 UNITED MEXICAN STATES
                                                                                                                                                                   COMMERCIAL NOTARY NUMBER 1
                                                                                                                                                                         ESTADO DE SONORA SQUARE

Page - 29

Exhibit 10.13

Page - 30

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT dated as of the 29th day of February, 2008,

BETWEEN:

SOLTERA MINING CORP., a company incorporated under the laws of the State of Nevada and having an office located at 1005 – 289 Drake Street, Vancouver, British Columbia, V6B 5Z5

(“Soltera”)

AND:
FABIO MONTANARI, a businessman with Italian Passport No. E571059 with current domicile at Via il Perugino 8, No. 09121 Cagliari, Italy

(the “Assignor”)

WHEREAS:

A.           the Assignor has granted an option to acquire a 25% interest in certain mineral property in Argentina (the “Claims”) pursuant to the terms and conditions of an option agreement dated March 21, 2007 among TNR Gold Corp., Antonio Augustin, Giulianotti, and the Assignor (the “Eureka Option Agreement”);

B.           the Assignor wishes to assign, and Soltera wishes to acquire, all of the Assignor’s interest, rights, and obligations under the Eureka Option Agreement pursuant to the terms and conditions contained in this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.	The Assignor irrevocably assigns, grants, transfers and quit claims to and in favor of Soltera, as and from the Closing, the following:

a.	all of the Assignor’s right, title and interest in and to the Eureka Option Agreement;

b.	all of the Assignor’s obligations under the Eureka Option Agreement; and

c.	any other benefits and advantages to be derived by the Assignor from the Eureka Option Agreement.

2.
As consideration for the assignment of the Assignor’s interest in the Eureka Option Agreement, Soltera will issue 8,000,000 restricted shares of common stock in the capital of Soltera to the Assignor at a deemed price of $0.001 per share.

Page - 31

3.
Soltera agrees to be bound by the terms and conditions of the Eureka Option Agreement and covenants to perform all of the obligations of the Assignor to be performed under the Eureka Option Agreement with respect to the interest to be acquired by Soltera.

4.	The Assignor represents and warrants to Soltera that:

a.
The Assignor has the legal capacity and authority to make and perform this agreement and has good right, full power and absolute authority to grant the assignment of his interest in the Eureka Option Agreement.

b.	The Assignor has the full right, title and interest in the Eureka Option Agreement free of any claim or potential claim by any person.

c.
The Assignor is in full compliance with all terms and conditions of the Eureka Option Agreement as of Closing, including, among others, all option payments.  Neither the Assignor nor the other parties to the Eureka Option Agreement are in default of any of the terms and conditions under the Eureka Option Agreement.  As of Closing, no amendments have been made to the Eureka Option Agreement.

d.	The Assignor has provided written notice to the other parties of the Eureka Option Agreement of the assignment of his interest in the Eureka Option Agreement.

e.
To the best of the Assignor’s knowledge, the owner of the Claims owns the Claims free of any claim or potential claim by any person, with the exception of the right, title and interest in the Claims granted to the Assignor pursuant to the Eureka Option Agreement, and the owner has the authority to option the Claims as described in the Eureka Option Agreement.

f.	The Claims and rights comprising the Claims have been duly and validly located and recorded and will be in good standing on Closing.

g.
To the best of the Assignor’s  knowledge, there are no environmental damages or claims that have been made or threatened against the Claims and the property that it is situated on or connected to.  The Assignor has at all times conducted, held and used, and is continuing to conduct, hold and use his affairs, business, assets and properties, including the Claims in accordance with, and not in violation of or non-compliance with any and all applicable environmental laws or any permits, and there is no past or present fact, condition or circumstance relating to the Claims or, as related to or connected with the business, the Assignor, or to the business that would result in any liability or potential liability under any environmental law.

Page - 32

h.
There is no adverse claim or challenge against or to the ownership of or title to the Claims, nor, to the knowledge of the Assignor, is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof, with the exception of this agreement and the Eureka Option Agreement, and no person has any royalty or other interest whatsoever in the development and use of the Claims, with the exception of the owner in accordance with the Eureka Option Agreement.

i.
There are no actions or claims, whether or not purportedly on behalf of the Assignor, pending, or to the knowledge of Assignor, threatened with respect to or in any manner affecting the Claims, and there are no outstanding judgements, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting, the Claims.

j.
The Assignor has been validly issued all permits for which any governmental body deems necessary or for which the Assignor requires by law for the ownership or use of the Claims or to conduct his business on the Claims.  The Assignor is in full compliance with and entitled to all of the benefits under the permits.  All permits are in full force and effect.  Neither any past or present fact, condition or circumstance that has occurred nor the signing and delivery of this agreement and its performance will create any right to terminate, cancel, modify, amend, revoke or expire any such permit.

5.	The effective date of assignment of the Eureka Option Agreement will be February 29, 2008 (the “Closing”).

6.	At the Closing,

a.
the Assignor will deliver to Soltera all accounting records, property reports, maps, drill test results, assay results, technical data and other relevant documents and information compiled by or in the possession of the Assignor with respect to the Claims; and

b.	Soltera will deliver to the Assignor a share certificate representing 8,000,000 restricted shares of common stock in the capital of Soltera registered in the name of the Assignor.

7.	This agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

8.	Time will be of the essence of this agreement.

Page - 33

9.	The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have signed this Assignment Agreement as of the day and year first above written.

Soltera Mining Corp.

Per:                      /s/ Nadwynn Sing

Authorized Signatory

/s/ Fabio Montanari

Fabio Montanari

Page - 34

Exhibit 10.14

Page - 35

OPTION AGREEMENT

made between

TNR GOLD CORP.

ANTONIO AUGUSTIN GIULIANOTTI

and

FABIO MONTANARI

March 21, 2007

Page - 36

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION

1.1 Definitions	2
1.2 Included Words	5
1.3 Headings	5
1.4 References	5
1.5 Currency	5
1.6 Knowledge	5
1.7 Schedules	5
1.8 Governing Law	6
1.9 Severability	6

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1 Mutual Representations and Warranties	6
2.2 Optionor's Representations and Warranties	6
2.3 Optionee's Representations and Warranties	7
2.4 Titleholders Representations and Warranties	8
2.5 Survival of Representations and Warranties	9

ARTICLE 3
OPTION

3.1 Titleholder Approval and Acknowledgement	9
3.2 Grant of Option	9
3.3 Earn In	9
3.4 Optionee’s Election to Terminate	11
3.5 Termination with No Interest	11
3.6 Expenditure Statement and Audit	12

ARTICLE 4
OPTION PERIOD RIGHTS AND OBLIGATIONS

4.1 Optionee's Right of Entry	12
4.2 Optionor’s and Titleholder’s Obligations	13
4.3 Optionee's Obligations	13
4.4 Management Committee	14
4.5 Emergency Expenditures	14
4.6 Registered Title	14
4.7 Abandonment of Property	15

ARTICLE 5
FORMATION OF JOINT VENTURE

5.1 Formation of Joint Venture	15
5.2 Initial Interests and Expenditures	16
5.3 Joint Venture Operator	16

ARTICLE 6
TRANSFERS

6.1 Limitations on Transfers	16
6.2 Prohibited Dispositions	16
6.3 Right of First Offer	16
6.4 Exceptions	17
6.5 Conditions of Transfers	17
6.6 Partial Transfers	17

ARTICLE 7
FORCE MAJEURE

7.1 Events	18
7.2 Effect of Force Majeure	18
7.3 Obligation to Remove Force Majeure	18
7.4 Giving Notice	18

ARTICLE 8
CONFIDENTIAL INFORMATION

8.1 Confidential Information	18
8.2 Information in Public Domain	19
8.3 News Release	19

ARTICLE 9
ARBITRATION

9.1 Single Arbitrator	19
9.2 Prior Notice	19
9.3 No Agreement	19
9.4 Conduct of Arbitration	19

ARTICLE 10
AREA OF INTEREST

10.1 Limitation on Acquisitions	20
10.2 Acquisition of Additional Property	20
10.3 Notice of Rejection	20
10.4 Title to Additional Property	20
10.5 Further Assurance	20
10.6 Non-Compliance Constitutes Default	21

ARTICLE 11
NOTICE

11.1 Method	21
11.2 Amending Addresses	21

ARTICLE 12
GENERAL

12.1 Other Activities and Interests	21
12.2 Entire Agreement	21
12.3 No Waiver	22
12.4 Further Assurances	22
12.5 Manner of Payment	22
12.6 Enurement	22
12.7 Special Remedies	22
12.8 Time of the Essence	22
12.9 Counterparts and Fax Execution	22

SCHEDULE A – Original Contract

SCHEDULE B - Terms for Joint Venture Agreement

SCHEDULE C – Letter of Intent

Page - 37

OPTION AGREEMENT

THIS AGREEMENT made effective as of the  21day of March, 2007.

BETWEEN:

FABIO MONTANARI., a businessman residing at Via Il Perugino 8, 09121 Cagliari Italy,  fax: +39 070 548 90 16,

("Optionor")

 OF THE FIRST PART

AND:

TNR Gold Corp., a corporation organized under the laws of British Columbia and having an office at 620 – 650 West Georgia Street, Vancouver, British Columbia, V6B 4N9, fax (604) 687 4670

("Optionee")

 OF THE SECOND PART

AND	ANTONIO AUGUSTIN GIULIANOTTI, a businessman residing at Doctor Aparicio Road 667, in the district of Nieve of San Salvador de Jujuy, Tel., 54-388-422722

("Titleholder")

 OF THE FIRST PART

WHEREAS:

(A)                      Pursuant to a Contract for Exploration with the Option to Purchase between the Optionor and the Titleholder, dated December 19, 2005 (the “Original Contract”) the Optionor has a right to acquire a 100% interest in the following Mining Rights, which are registered in the name of the Titleholder:

-
the Mining Right identified as “Expediente 88G32”, registered in the Mining Office of the Province of Jujuy and recorded as Eureka Mine, situated in the district of Santa Catalina of this Province, with an area of forty two hectares (42 hectares) and;

-	the Mining Right 020-G-1997 recorded as Sur Eureka Mine with an area of two thousand nine hundred twenty six hectares (2926 hectares).

Which are jointly referred to herein as the “Property”

Page - 38

(B) The Optionor and the Optionee have entered into a binding Letter of Intent dated February 5, 2007 (the “Letter of Intent”) whereby the Optionor granted the Optionee the right to acquire a 75% interest in the Property,  subject always to the Original Contract, and the parties wish to further formalize that agreement on the terms and conditions contained herein;

(C) The Titleholder is a party hereto to acknowledge this agreement and the terms it contains.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the sum of $10 now paid by the Optionee to the Optionor and Titleholder, the receipt of which is hereby acknowledged by the Optionor and Titleholder, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by the Optionor and Titleholder, the Parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

For the purposes of this Agreement, except as otherwise defined herein, the following capitalized words and phrases when used herein have the following meanings:

Additional Property means any Mineral Rights or Surface Rights acquired within the Area of Interest and which become a part of the Property as contemplated in Article 10.

Affiliate means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Party.  For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

Area of Interest means all property, rights or mining interest acquired by any of the Parties during the validity of this Agreement or the Original Contract, in the areas contiguous to and within half a kilometre of the boundary of the Mining Estate as defined in the Original Contract.

Business Day means a day on which commercial banks are open for business in Buenos Aires, Argentina.

Effective Date means the effective date of this Agreement, being the date set out on the first page of this Agreement.

Election Notice has the meaning set out in section 3.3(a)b(ii)

Encumbrance means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, royalty, restrictive covenant or other encumbrance of any nature.

Expenditures means all costs and expenses of whatever kind or nature spent or incurred by or on behalf of the Optionee from the date hereof in the conduct of exploration and development activities on or in relation to the Property including, without limitation:

Page - 39

(a)
in holding the Property in good standing (including any monies expended as required to comply with applicable laws and regulations, such as for the completion and submission of assessment work and filings required in connection therewith), in curing title defects and in acquiring and maintaining surface and other ancillary rights;

(b)	in preparing for and in the application for and acquisition of environmental and other permits necessary or desirable to commence and complete exploration and development activities on the Property;

(c)
in doing geophysical and geological surveys, drilling, assaying and metallurgical testing, including costs of assays, metallurgical testing and other tests and analyses to determine the quantity and quality of Minerals, water and other materials or substances;

(d)	in the preparation of work programs and reporting as to the results thereof including any pre-feasibility or feasibility study or other evaluation of the Property;

(e)	in acquiring facilities or the use thereof and for all parts, supplies and consumables;

(f)	for salaries and wages, including actual labour overhead expenses for employees assigned to exploration and development activities on the Property;

(g)
travelling expenses and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property including for their food, lodging and other reasonable needs;

(h)	payments to contractors or consultants for work done, services rendered or materials supplied with respect to the Property;

(i)	all taxes levied against or in respect of the Property or activities thereon and the cost of insurance premiums and performance bonds or other security; and

(j)	a charge equal to a maximum of 15% of all the expenditures referred to in clauses (a) to (i) above for the Optionee’s head office expenditures relating to supervision and management of the contract.

Expenditure Date means a date by which Expenditures must be incurred on the Property  under Section 3.3.

Force Majeure has the meaning set out in the Original Contract.

Interest means an undivided right, title and interest in and to the Property.

Joint Venture means the joint venture between the Optionor and Optionee formed pursuant to Section 5.1(a).

Joint Venture Agreement means the joint venture agreement between the Optionor and Optionee executed and delivered pursuant to section 5.1(b), which shall be substantively in the format of the Rocky Mountain Mineral Law Foundation Form 5A as in Schedule “B” hereto.

Page - 40

Letter of Intent  means the binding Letter of Intent dated February 5, 2007, entered into between the Optionor and Optionee, a copy of which is attached as Schedule “C”

Minerals means any and all ores, and concentrates or metals derived therefrom, containing precious, base and industrial minerals and which are found in, on or under the Property and may lawfully be explored for, mined and sold pursuant to the Mineral Rights and other instruments of title under which the Property is held.

Mineral Rights means the prospecting licences, mining leases, mineral concessions and other forms of tenure or other rights to minerals, or to work upon lands for the purpose of searching for, developing or extracting minerals under any forms of mineral title recognized under the laws of Argentina or any subdivision thereof, whether contractual, statutory or otherwise, or any interest therein.

NSR means the Net Smelter Royalty on Production payable to the Titleholder in accordance with Section 3.3 and defined as any net smelter return derived from the development of mining operations on the Property. Specifically, net smelter return means the sum equal to the gross proceeds received from the sale of all refined minerals produced from the Property less:

(a)
all costs of transporting minerals or their derivatives (including transport to, from and between the Property and any smelter, refinery or other place for treatment and transport to the point of sale);

(b)	all costs of smelting and refining the minerals and their derivatives up to the point of sale including penalties for impurities and metal losses; and
(c)	all sales commissions and representation costs, sales taxes, production taxes, royalties, duties, levies and imposts payable as a result of production or sale of the minerals or their derivative.

Option means the option granted to the Optionee as provided in Section 3.2.

Option Interest means upon exercise of the Option pursuant to the terms hereof (in tandem with the exercise of the option under the Original Contract), with respect to the Joint Venture a 100% interest in the Property, with respect to the optionee, a 75% interest in the Joint Venture and with respect to the Optionor, a 25% interest in the Joint Venture.

Option Period means the period during which the Option remains in effect under this Agreement.

Optionor’s Interest means the 100% right to the Property the Optionor has the right to earn under the Original Contract.

Original Contract means the “Contract for Exploration with the Option to Purchase” between the Optionor and the Titleholder, dated December 19, 2005,  as amended March 20, 2006, pursuant to which the Optionor acquired its interest in the Property, a copy of which is attached as Schedule “A” hereto.

Participating Interest means an undivided beneficial interest in the Property and the other assets of the Joint Venture, or shares in a jointly owned company, in either case under the Joint Venture Agreement and expressed as a percentage of the entire interest or total issued shares, as the case may be.

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Party means a party to this Agreement.

Property means the Mineral and Mining Rights described in the preamble hereto, and in the  Original Contract, defined therein as The Mining Estate, and after the date of this Agreement includes the Mineral Rights comprised in any Additional Property, together with any renewal of any of such Mineral Rights and any other form of successor or substitute title therefor.

Surface Rights means any interest in any real property, whether freehold, leasehold, license, right of way, easement or any other surface or other right in relation to real property.

Titleholder means Antonio Augustin Giulianotti, the registered holder of the underlying interest in the Property.

1.2	Included Words

This Agreement will be read with such changes in gender or number as the context requires.

1.3	Headings

The headings to the articles, sections, subsections or clauses of this Agreement are inserted for convenience only and are not intended to affect the construction hereof.

1.4	References

Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause or schedule refers to the article, section, subsection, clause or schedule bearing that number or letter in this Agreement.  A reference to "this Agreement", "the Option Agreement", "hereof", "hereunder", "herein" or words of similar meaning, means this Agreement including the schedules hereto, together with any amendments thereof.

1.5	Currency

All dollar amounts expressed herein, unless otherwise specified, refer to lawful currency of the United States of America.

1.6	Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Optionor, the Optionor confirms that it has made due and diligent inquiry of such persons (including appropriate officers of the Optionor) as are reasonably necessary as to the matters that are the subject of the representations and warranties.

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1.7	Schedules

The following schedules are attached to and incorporated in this Agreement by this reference:

Schedule A                                Original Contract
Schedule B                                Terms of Joint Venture Agreement
Schedule C                                Letter of Intent

1.8	Governing Law

This Agreement will be construed according to and governed by the laws in force in the Province of British Columbia and, except where matters are expressed herein to be subject to arbitration, the courts of such Province will have exclusive jurisdiction to hear and determine all disputes arising hereunder.  Nothing contained in this Section 1.8 is intended to affect the rights of a Party to enforce a judgement or award outside of British Columbia.

1.9	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, the remaining provisions will nevertheless be and remain valid and subsisting and the said remaining provisions will be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1	Mutual Representations and Warranties

Each Party represents and warrants to the other Party hereto that:

(a)	it has full power and authority to enter into this Agreement;

(b)
neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

(c)	the execution and delivery of this Agreement do not violate or result in the breach of the laws of any jurisdiction applicable to a Party or pertaining thereto or of its organizational documents; and

(d)	this Agreement constitutes a legal, valid and binding obligation of the Party enforceable against it in accordance with its terms.

2.2	Optionor's Representations and Warranties

The Optionor represents and warrants to the Optionee that, save and except and subject to the Original Contract:

(a)	each of the Mineral Rights comprising the Property, to the best of the Optionor’s knowledge, information and belief:

(i)
is fully and accurately described in the preamble hereto,  including any Encumbrances in relation thereto, and neither the Optionor nor any of its Affiliates has an interest in any other Mineral Rights which are located wholly or in part within the Area of Interest,

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(ii)
is in good standing under the Original Contract and applicable laws, including the incurring of expenditures and the payment of surface taxes or other monies to the expiry dates shown in Schedule A;, and

(iii)
are wholly owned by and recorded or registered in the name of Titleholder or its affiliates, free and clear of all Encumbrances except those specifically identified in Schedule A, and the Optionor, subject to the Original Contract is in exclusive possession of such Mineral Rights;

(b)
Except as disclosed in the Original Contract, there are no outstanding agreements or options to acquire or purchase any of the Mineral Rights comprised in the Property, no person has any royalty or other interest whatsoever in production therefrom, and there is no adverse claim or challenge against or to the Titleholdership of or title to any of the Mineral Rights described in Schedule A, nor to the best of its knowledge is there any basis therefore;

(c)	the Original Contract is in good standing;

(d)
the Optionor has received no notice and has no knowledge of any proposal to terminate or vary the terms of or rights attaching to any of the Mineral Rights described in Schedule A from Titleholder, any government or other regulatory authority;

(e)
no proceedings are pending for and the Optionor is not aware of any basis for the institution of any proceedings leading to, the or the placing of the Optionor into bankruptcy or subject to any other laws governing the affairs of insolvent persons;;

(f)
there are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the Property or the conduct of the business related thereto, nor to the best of its knowledge have any activities on the Property been in violation of any environmental law, regulations or regulatory prohibition or order, and to the best of its knowledge, conditions on and relating to the Property are in compliance with such laws, regulations, prohibitions and orders;

(g)	the Optionor has no Surface Rights that cover any lands located within the Area of Interest; and

(h)
 to the best of its knowledge there is no fact or circumstance known to the Optionor which has not been disclosed to the Optionee which would render any of the foregoing representations and warranties untrue, incomplete or otherwise misleading.

2.3	Optionee's Representations and Warranties

The Optionee represents and warrants to the Optionor and the Titleholder that:

(a)	it is a body corporate duly incorporated or continued and duly organized and validly subsisting under the laws of its organizational jurisdiction;

(b)	its common shares are listed and trading on the TSX Venture Exchange under the symbol “TNR”, and it is in good standing with all regulatory bodies

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2.4	Titleholders Representations and Warranties

The Titleholder represents and warrants to the Optionee and the Optionor that:

(a)	each of the Mineral Rights comprising the Property:

(i)	is fully and accurately described in the Original Contract and preamble hereto.

(ii)	is in good standing under the Original Contract and applicable laws, including the incurring of expenditures and the payment of surface taxes or other monies; and

(iii)
are wholly owned by and recorded or registered in the name of Titleholder or its affiliates, free and clear of all Encumbrances, and the Titleholder, subject to the Original Contract is in exclusive possession of such Mineral Rights;

(b)
There are no outstanding agreements or options to acquire or purchase any of the Mineral Rights comprised in the Property, no person, other than the Titleholder, has any royalty or other interest whatsoever in production therefrom, and there is no adverse claim or challenge against or to the ownership of or title to any of the Mineral Rights, nor to the best of its knowledge is there any basis therefore;

(c)	the Original Contract is in good standing;

(d)
the Titleholder has received no notice and has no knowledge of any proposal to terminate or vary the terms of or rights attaching to any of the Mineral Rights described in Schedule A from any government or other regulatory authority;

(e)
no proceedings are pending for and the Titleholder is not aware of any basis for the institution of any proceedings leading to, the or the placing of the Titleholder into bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(f)
there are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to any of the Property or the conduct of the business related thereto, nor to the best of its knowledge have any activities on the Property been in violation of any environmental law, regulations or regulatory prohibition or order, and to the best of its knowledge, conditions on and relating to the Property are in compliance with such laws, regulations, prohibitions and orders;

(g)	the Titleholder has no Surface Rights that cover any lands located within the Area of Interest; and

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(h)
to the best of its knowledge there is no fact or circumstance known to the Titleholder which has not been disclosed to the Optionor or Optionee which would render any of the foregoing representations and warranties untrue, incomplete or otherwise misleading.

(i)
the Titleholder is the sole registered and beneficial owner of all mineral and mining rights constituting the Property, free of all encumbrances, and the Property is not subject to any other options or claims except the Original Contract and this Agreement.

2.5	Survival of Representations and Warranties

The representations, warranties and covenants contained in this Agreement are conditions on which the Parties have relied in entering into this Agreement and will survive the execution hereof and the acquisition of any interest in the Property by the Optionee hereunder.  Each Party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.  A Party may waive any of such representations, warranties, covenants, agreements or conditions in whole or in part at any time without prejudice of its right in respect of any other breach of the same or any other representation, warranty, covenant, agreement or condition.

ARTICLE 3
OPTION

3.1	Titleholder Approval and Acknowledgement

This Agreement is subject to the terms of, and will, except as altered hereby, be carried out in compliance with the Original Contract.  The Grant of Option contained in this section is subject to the approval of Titleholder, which approval is hereby granted by the Titleholder.   The Titleholder also acknowledges that by complying with the option conditions set out below, the Optionor and Optionee will have complied with and fulfilled the Call Option contained in section 9 of the Original Contract.

3.2	Grant of Option

The Optionor hereby grants to the Optionee the sole and exclusive right and option, in accordance with the other provisions of this Article 3, to acquire the Option Interest in the Property, free and clear of all Encumbrances except for any described in the Original Contract.

3.3	Earn In

If the Optionee wishes to exercise its Option and acquire an Interest of 75% in the Project, the Optionee must incur the following Expenditures and Option payments totaling US$3,000,000 by each of the dates specified (or such longer times as may be permitted by Article 7) and notify the Optionor thereof:

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(a).           Expenditures on Property:

Expenditure Date	Minimum Expenditure Amount	Cumulative Amount
1.April 30, 2008	US$500,000	US$500,000
2.April 30, 2009	US$500,000	US$1,000,000
3.April 30, 2010	US $500,000	US$2,650,000

(b).           Payments to Optionor/Titleholder:

The following payments shall be made directly by the Optionee to the Titleholder in compliance with the terms of the Original Contract:

(i) Initial Payments

Deadline Date	Amount	Cumulative Amount
1.March 23, 2007	US$75,000, ($25,000 having been paid to the Optionor on February 5, 2006, to be paid to the Titleholder concurrently)	US$250,000, (inclusive of the $150,000 previously paid by the Optionor to the Titleholder under section 10.3 of the Original Contract
2.December 19, 2007	US$100,000	US$350,000
3.December 19, 2008 and every 6 months thereafter until the Property is put into Production	US$150,000

(ii)           NSR Alternatives and Additional Payments

The Optionee shall have the following alternative choices on the NSR and additional payments due to the Titleholder, exercisable at any time during the term of this Agreement by notice in writing to the Optionor and the Titleholder (the “Election Notice”):

A.	1% NSR

I           During the life of any mine on the Property, the Titleholder shall receive a 1% NSR, which may be bought out by the Joint Venture at any time for US$1,000,000

II           Additional payments inclusive of all option payments previously received by the Titleholder under the Original Contract and this Agreement, totalling either US$5,000,000 if paid in a one time lump sum, or US$5,500,000 if paid by way of instalments of US$500,000 every 6 months until paid in full, with the final payment equating to the balance required to bring the cumulative payments to US$5,500,000, provided that during the first year, the parties may agree to alternate payment amounts or schedules to adjust for lower expected cash flow during the first year.

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B.	2% NSR

I           During the life of any mine on the Property, the Titleholder shall receive a 2% NSR, which may be bought out by the Joint Venture at any time for US$2,500,000

II           Additional payments inclusive of all option payments previously received by the Titleholder under the Original Contract and this Agreement, totalling either US$3,500,000 if paid in a one time lump sum, or US$3,850,000 if paid by way of instalments of US$500,000 every 6 months until paid in full, with the final payment equating to the balance required to bring the cumulative payments to US$3,850,000, provided that during the first year, the parties may agree to alternate payment amounts or schedules to adjust for lower expected cash flow during the first year.

C.	1% NSR Alternate

I           During the life of any mine on the Property, the Titleholder shall receive a 1% NSR, which may be bought out by the Joint Venture at any time for US$1,000,000

II           By paying US$700,000 in addition to funds paid under section 3.3(b)(i) as at the date of the Election Notice, the Joint-Venture shall be deemed to have obtained a 100% interest in the Property and the Optionee shall have exercised its option to acquire its 75% Option Interest.  The Titleholder’s right to the further payments set out below shall be secured by way of mortgage on the title to the Properties, or such other security as may be acceptable to the Titleholder.

III           Optionee shall pay the sum of US$200,000 on or before March 19 in every year from the date of the Election Notice until production commences, after which time the payment shall be increased to US$500,000 payable on or before the 19th days of each March and September until the payments, inclusive of all option payments previously received by the Titleholder under the Original Contract and this Agreement, equal US$5,000,000.  The instalment payments hereunder shall be in place of and not in addition to the payments scheduled under section 3.3(b)(i)3. above.

Provided that the Optionee has completed the above Expenditures and made the payments to the Titleholder within the time required, the Joint-Venture shall have acquired the Option Interest, subject only to the NSR, and the Optionor and the Optionee shall thereafter contribute to expenditures pro rata in accordance with their respective interest in the Property, with the Optionor holding 25% and the Optionee holding 75%, and cause the formation of the Joint Venture in accordance with Article 5.

3.4	Optionee’s Election to Terminate

Notwithstanding any other provision of this Article 3, the Optionee may elect at any time to terminate the Option by delivering notice to the Optionor.

3.5	Termination with No Interest

The Option granted pursuant to Section 3.2 will be of no further force and effect and will terminate, and the Optionee will acquire no Interest and will have no obligation to incur further Expenditures hereunder, on the earliest of:

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(a)
a respective Deadline Date specified in Section 3.3, if the Optionee has failed to complete Expenditures in the amount specified in Section 3.3 by such Deadline Date (or failed to make the necessary payment to the Optionor in lieu thereof within 30 days thereafter as contemplated in Section 3.4); and

(b)	the effective date of the Optionee’s termination under Section 3.4.

3.6	Expenditure Statement and Audit

An itemized statement of Expenditures, inclusive of copies of all receipts and invoices, incurred in any period certified to be correct by an officer of the Optionee shall be conclusive evidence of the making of such Expenditures unless within 30 days of receipt of such statement the Optionor delivers a notice to the Optionee detailing its objections to the statement.  If the Optionor delivers an objection within such 30 day period, then the Optionor shall be entitled to request that the auditors of the Optionee audit the Expenditures provided for in the statement of Expenditures that is the subject of the objection notice, and:

(a)
if the auditors determine that the statement of Expenditures was accurate within five (5%) percent of actual Expenditures or that actual Expenditures incurred exceed the statement of Expenditures by more than five (5%) percent of those stated, then the costs of the audit will be borne by the Optionor, and the excess Expenditures, if any, will be credited towards the contributions required to be made by the Optionee under the Joint Venture Agreement; or

(b)
if the auditors determine that the statement of Expenditures overstated Expenditures actually made by greater than a five (5%) percent margin, then the costs of the audit will be borne by the Optionee and whatever the overstatement, only the actual Expenditures so determined will constitute Expenditures for the purposes of Section 3.3 or Section 3.4, as applicable.

If any such determination results in a deficiency in the amount of Expenditures required to be incurred by an Anniversary Date under Section 3.3 or Section 3.4 in order to exercise the Option, then the Optionee may pay to the Optionor with 30 days after such determination the amount equal to the deficiency, and such payment will be deemed to be a payment of cash in lieu of Expenditures made under Section 3.4 as of the relevant Anniversary Date.

The auditors’ determination of Expenditures will be final and determinative of the amounts stated in the statement in question, and will not be subject to arbitration hereunder.

ARTICLE 4
OPTION PERIOD RIGHTS AND OBLIGATIONS

4.1	Optionee's Right of Entry

Throughout the Option Period, subject to requirements of the Original Contract, the Optionee and its employees, agents and independent contractors will have the right in respect of the Property to

(a)	enter thereon;

(b)	have quiet possession thereof;

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(c)	carry out exploration, development and evaluation activities including, the removal of Minerals for exploration purposes or for exploitation test works; and

(d)	bring upon and erect upon the Property such structures and other facilities as may be necessary or advisable to carry out exploration, development and evaluation activities.

The Optionee's rights pursuant to this Section 4.1 will at all times be subject to the requirements of the Original Contract and to any restrictions that may be required by applicable laws in Argentina or by regulatory authority and to rights of entry and access reserved to the Optionor hereunder.

4.2	Optionor’s and Titleholder’s Obligations

The Optionor and Titleholder shall provide assistance as necessary to the Optionee in the exploration and development of the Property and in the case of the Optionor, dealing with the Titleholder, and in the case of the optionor and the Titleholder, dealing with any and all land right registration and transfer issues, to ensure this Agreement and the Original Contract remain in good standing, and are carried out in accordance with their intent.

4.3	Optionee's Obligations

The Optionee is obligated during the Option Period to abide by all requirements on the Optionor under the Original Contract, including, or in addition:

(a)
to keep the Property in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard and, in doing so, to conduct all work on or with respect to the Property, in a manner consistent with good mining practice and in compliance with the applicable laws of Argentina;

(b)
 to keep the Property in good standing in accordance with the requirements of the Original Contract and, in the event Optionee fails, or determines not, to earn the Interest, Optionee will make the next payment due to the Titleholder  immediately after termination;

(c)
to keep the Property free and clear of all Encumbrances arising from its operations hereunder (except liens for taxes not yet due, other inchoate liens and liens contested in good faith by the Optionee) and will proceed with all diligence to contest and discharge any such lien that is filed;

(d)
to permit the Optionor and his employees and designated consultants and agents, at their own risk, to access to the Property at all reasonable times, provided that the Optionor will indemnify the Optionee against and save it harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee, designated consultant or agent of the Optionor while on the Property except to the extent that any such costs, claims, liabilities or expenses result from the Optionee's gross negligence or wilful misconduct;

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(e)
to deliver to the Optionor quarterly reports indicating the status of work being conducted on the Property and an estimate of the Expenditures incurred during the previous three months, provided that such reports will not be required for those periods in which there is no work being conducted on the Property;

(f)
to deliver to the Optionor annual (calendar year) reports disclosing any significant technical data learned or obtained in connection with work in respect of the Property, as well as a breakdown of Expenditures incurred in carrying out such work, on or before the 31st day of March of the year following the calendar year to which such report relates; and

(g)	to maintain true and correct books, accounts and records of Expenditures and to make them fully available for the Optionor and the Titleholder.

(h)	To comply with the specific responsibilities of section 5 of the Original, being:

(i)
responsiblity for the necessary personnel contracts for the execution of their contractual commitments and they will, regarding these personnel, give strict enforcement to the effective rules as regards labour and provisional legislation.

(ii)	acquiring Civil Liability insurance to cover contingencies that could occur as a consequence of the activities that the Optionee carries out on the Property.

(iii)
rendering the Titleholder free of responsibility for all damages or consequential damages from judgements or labour, civil, or commercial claims, or penalties formulated by third parties as a consequence of the activity that the Optionee carries out in execution of this Agreement, as well as damages caused to third party, its personnel and/or subcontractors as well as damages caused to the environment. In any one of the suppositions aforementioned, the Optionee will cover the legal defence costs of the Titleholder.

4.4	Management Committee

Starting from the signing of this contract the operations on the Property will be under the direction of a management committee, comprised of the Optionor, Dr. Kevan Ashworth and 3 other representatives of the Optionee which shall initially be, Gary Schellenberg, Roberto Lara and Paul Chung.  The management committee will have the responsibility of developing and overseeing the exploration on the Property.

4.5	Emergency Expenditures

Notwithstanding any other provision of this Agreement, the Optionee will be entitled to incur as Expenditures all costs and expenses necessary to preserve or protect life, limb, property or the environment in respect of the Property or otherwise in the course of exploration or development activities.

4.6	Registered Title

If and as provided by the Original Contract, upon exercise of the Option the Optionee, on behalf of the Joint-Venture, through its Argentine subsidiary (or the Joint Venture if it is a corporate Joint Venture), will be entitled to be the registered holder of the Mineral Rights comprised in the Property, as it exists on the date hereof and any Additional property.

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4.7	Abandonment of Property

After the exercise of the Option the Joint-Venture may surrender or abandon any Mineral Rights or surface rights comprised in the Property, provided that notice of such proposed abandonment is given to the Optionor, who may elect, by notice to the Optionee within 60 days after the surrender or abandonment notice, to have such Mineral Rights transferred to it without warranty and at its own cost.  Such Mineral Rights will be transferred and assigned to the Optionor as soon as possible following its election.  Failing such election, the Mineral Rights may be abandoned or surrendered as proposed by the Joint Venture.  Following a transfer or abandonment under this section, the Mineral Rights so transferred or abandoned will thereafter cease to form part of the Property or the Area of Interest and will no longer be subject to this Agreement, except with respect to any obligations or liabilities of the Parties as have accrued to the date of such transfer or abandonment.

ARTICLE 5
FORMATION OF JOINT VENTURE

5.1           Formation of Joint Venture

Upon the Optionee acquiring its Option Interest under article 3:

(a)	The Optionor and the Optionee will be deemed to have formed a joint venture for the general purpose of carrying out all such acts which are necessary or appropriate, directly or indirectly, to:

(i)	hold the interest in the Property and the other assets of the Joint Venture,

(ii)	explore the Property for Minerals and, if feasible, develop a mine thereon,

(iii)	so long as it is technically, economically and legally feasible, operate such mine and exploit the Minerals extracted from the Property, and

(iv)	carry out any other activity in connection with or incidental to any of the foregoing;

(b)
the Optionee and Optionor will be deemed to have entered into a joint venture agreement , on the terms set forth in Schedule B, and each of them will negotiate in good faith between them and with Titleholder if necessary and use every commercially reasonable effort to finalize, execute and deliver a formal joint venture agreement containing such terms and any other terms and conditions as would be customary for a comparable joint venture;

(c)
Expenditures, if any, in excess of those required to acquire the Option Interest which have been or are committed to be incurred by or on behalf of the Optionee as Expenditures at the time of formation of the Joint Venture will be deemed to have been approved as Joint Venture program expenditures under the Joint Venture Agreement and each of the Optionee and the Optionor will pay its pro rata share of such costs.

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5.2	Initial Interests and Expenditures

The Optionee will be deemed to have an initial Participating Interest of 75% and will be deemed to have contributed 75% of the aggregate Expenditures completed by the Optionee hereunder and the Optionor will be deemed to have an initial Participating Interest of 25% and will be deemed to have contributed 25% of the aggregate Expenditures completed by the Optionee hereunder.

5.3	Joint Venture Operator

The Optionee, being the Party with the larger initial Participating Interest, will be the initial operator under the Joint Venture Agreement.

ARTICLE 6
TRANSFERS

6.1	Limitations on Transfers

Except if permitted under and in accordance with this Agreement, no Party will transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer, alienate or otherwise dispose of (in this article to “Transfer”) any or all of its interest in the Property or transfer or assign any of its rights under this Agreement.

6.2	Prohibited Dispositions

A Party is prohibited from Transferring any of its interest in the Property or any of its rights under this Agreement unless:

(a)	its interest in the Property and its rights under this Agreement are Transferred together (or, if a portion, in the same proportion);

(b)	such Transfer occurs when such Party is not in default of any of its covenants and agreements herein contained; and

(c)
such Transfer, if it constitutes a Transfer by a Party of a portion of its interest in the Property and its rights under this Agreement, has been approved by the other Party, such approval not to be unreasonably withheld.

6.3	Right of First Offer

If a Party (in this article the “Transferring Party”) wishes to Transfer all of its interest in the Property and its rights under this Agreement (in this section, the “Holdings”) other than as contemplated under Section 6.4, then it must prior to any such transfer first offer to Transfer the Holdings to the other Party for a cash consideration and upon such other terms and conditions as the Transferring Party deems fit (in this section, the “Offer”).  If the other Party accepts the Offer within the 30-day period following its receipt, then the Transfer will be concluded no later than 30 days after such acceptance.  If the other Party does not accept the Offer within such 30-day period, then the Transferring Party will be free to Transfer the Holdings to a third party at any time after the expiry of such 30-day period and prior to the expiry of the succeeding 90-day period, but only for a cash consideration equal to or greater than the cash consideration stated in the Offer and upon other terms and conditions no less favourable to the Transferring Party than those contained in the Offer.  If the Transferring Party’s Transfer of the Holdings to the other Party or to a third party is not concluded prior to the expiry of such 30-day or 90-day period as aforesaid, any subsequent Transfer by the Transferring Party will be subject to the provisions of this Section 6.3.

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6.4	Exceptions

Nothing in Section 6.3 applies to or restricts in any manner:

(a)
a disposition by the Transferring Party of all or a portion of its interest in the Property and a transfer or assignment of a proportionate interest in this Agreement to an Affiliate of the Transferring Party, provided that such Affiliate first assumes and agrees to be bound by the terms of this Agreement and the Underlying Agreements and agrees with the other Party in writing to retransfer such interests to the Transferring Party before ceasing to be an Affiliate of the Transferring Party; or

(b)
an amalgamation or corporate reorganization involving the Transferring Party which has the effect in law of the amalgamated or surviving corporation possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor corporation; or

(c)	a sale, forfeiture, charge, withdrawal, transfer or other disposition or encumbrance which is otherwise specifically required or permitted under this Agreement.

6.5	Conditions of Transfers

As a condition of any Transfer other than to another Party, the transferee must covenant and agree to be bound by this Agreement, including this Article 6, and prior to the completion of any such Transfer, the Transferring Party must deliver to the other Party evidence thereof in a form satisfactory to such other Party.  Notwithstanding any such Transfer, the Transferring Party will remain liable for all of its obligations hereunder, unless the Holdings have been Transferred to a third party pursuant to Section 6.3.

6.6	Partial Transfers

If the Transferring Party Transfers less than all of its entire interest in the Property and under this Agreement, the Transferring Party and its transferee shall act and be treated as one Party and, for such Transfer to be effective, the Transferring Party must first deliver to the other Party the agreement in writing of the Transferring Party and its transferee in favour of the other Party in which:

(a)
as between the Transferring Party and the transferee, the one of them who is authorized to act as the sole agent (in this section the "Agent") on behalf of both of them with respect to all matters pertaining to this Agreement is designated;

(b)	the Transferring Party and its transferee agree between each other and jointly represent and warrant to other Party that:

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(i)	the Agent has the sole authority to act on behalf of, and to bind, the Transferring Party and its transferee with respect to all matters pertaining to this Agreement;

(ii)
the other Party may rely on all decisions of, notices and other communications from, and failures to respond by, the Agent, as if given (or not given) by both the Transferring Party and its transferee; and

(iii)
all decisions of, notices and other communications from, and failures to respond by, the other Party to the Agent shall be deemed to have been given (or not given) concurrently to the Transferring Party and its transferee.

ARTICLE 7
FORCE MAJEURE

7.1	Events

Notwithstanding any other provisions contained herein, a Party will not be liable for its failure to perform any of its obligations under this Agreement due to a Force Majeure.

7.2	Effect of Force Majeure

All time limits imposed by this Agreement (including, without limitation, the time within which Expenditures are to be made) will be extended by a period equivalent to the period of delay resulting from a Force Majeure described in Section 7.1.

7.3	Obligation to Remove Force Majeure

A Party relying on the provisions of this Article 7 will take all reasonable steps to eliminate any Force Majeure and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such Party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted court or governmental authority or to complete its obligations under this Agreement if a Force Majeure renders completion impossible.

7.4	Giving Notice

A Party relying on the provisions of this Article 7 will give notice to the other Party forthwith upon the occurrence of the Force Majeure and forthwith after the end of the period of delay when such Force Majeure has been eliminated or rectified.

ARTICLE 8
CONFIDENTIAL INFORMATION

8.1	Confidential Information

Except as specifically otherwise provided for herein or in the Original Contract, the parties and their affiliates will keep confidential all data and information respecting this Agreement and the Property and will refrain from using it other than for the activities contemplated hereunder or publicly disclosing unless required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction, or with the consent of the other Party, such consent not to be unreasonably withheld.
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8.2	Information in Public Domain

The provisions of this Article 8 do not apply to information which is or becomes part of the public domain other than through a breach of the terms hereof.

8.3	News Release

The Optionee and Optionor will consult with each other prior to issuing any press release or other public statement regarding the Property or the activities of the Optionee or the Optionor with respect thereto.  In addition, the Optionee will obtain prior approval from the Optionor, which will not unreasonably be refused, before issuing any press release or public statement using the other Party's name or the names of any of the other Party's assignees.

ARTICLE 9
ARBITRATION

9.1	Single Arbitrator

Any matter in dispute hereunder will be determined by a single arbitrator to be appointed by the Parties.

9.2	Prior Notice

Any Party may refer any such matter to arbitration by notice to the other Party and, within 10 Business Days after receipt of such notice, the Parties will agree on the appointment of an arbitrator.  No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act.

9.3	No Agreement

If the Parties cannot agree on a single arbitrator as provided in Section 9.2, or if the person appointed is unwilling or unable to act, either Party may submit the matter to arbitration before a single arbitrator in accordance with rules for conciliation and arbitration of the British Columbia International Commercial Arbitration Centre (in this article, the “Rules”).

9.4	Conduct of Arbitration

Except as otherwise specifically provided in this Article 9, an arbitration hereunder will be conducted in English in accordance with the Rules.  The arbitrator will fix a time and place in Vancouver for the purpose of hearing the evidence and representations of the Parties and he or she will preside over the arbitration and determine all questions of procedure not provided for under the Rules or this Article 9.  After hearing any evidence and representations that the Parties may submit, the arbitrator will make an award and reduce the same to writing and deliver one copy thereof to each of the Parties.  The decision of the arbitrator will be made within 45 days after his or her appointment, subject to any reasonable delay due to unforeseen circumstances.  The expense of the arbitration will be paid as specified in the award.  The arbitrator’s award will be final and binding upon each of the Parties.

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ARTICLE 10
AREA OF INTEREST

10.1	Limitation on Acquisitions

Each of the Parties hereby covenants and agrees with the other Party that it will not acquire, nor will it permit any Affiliate to acquire, any Mineral Rights or Surface Rights located wholly or in part within the Area of Interest unless such Mineral Rights or Surface Rights are made subject to the terms of this Agreement and the acquiring Party (or, if an Affiliate of a Party has completed the acquisition, then such Party, in either case in this article referred to as the “Acquiring Party”) complies with the provisions of this Article.

10.2	Acquisition of Additional Property

Forthwith upon completing an acquisition of Mineral Rights or Surface Rights located wholly or in part within the Area of Interest, the Acquiring Party will give notice thereof to the other Party, setting out the location of the Mineral Rights or Surface Rights and all information known to the Acquiring Party and its Affiliates about such Mineral Rights or Surface Rights, the costs of acquisition and all other pertinent details relating thereto.

Upon receipt of such notice, the notified Party will have a period of 15 days to elect, by notice to the Acquiring Party, to include such Mineral Rights or Surface Rights in the Property and make them subject to the terms of this Agreement.  Upon such election such Mineral Rights or Surface Rights will constitute Additional Property for inclusion in the Property thereafter for all purposes of this Agreement.

If the Acquiring Party is the Optionor, then the Optionee will reimburse it for the acquisition costs that it or its Affiliate has incurred.  When paid by the Optionee in the first instance or reimbursed by the Optionee, the acquisition costs for any Additional Property will be deemed to constitute Expenditures hereunder.

10.3	Notice of Rejection

If, within the 15-day period referred to in paragraph 10.3, the notified Party does not give the notice referred to in paragraph 10.4, it will be deemed to have consented to the exclusion of the Mineral Rights or Surface Rights in question from the Area of Interest, which may thereafter be held or dealt with by the Acquiring Party or its Affiliate free of the terms and conditions of this Agreement.

10.4	Title to Additional Property

If the Acquiring Party is the Optionee or an Affiliate of the Optionee, the Mineral Rights or Surface Rights comprised in the Additional Property acquired will be forthwith registered in the name of or transferred to the Optionor.  Forthwith upon such registration or upon the acquisition of any Additional Property by the Optionor or an Affiliate of the Optionor, the Optionor will deliver executed and registerable transfers thereof as contemplated in Section 4.6.

10.5	Further Assurance

Each of the Parties will execute and deliver or cause to be executed and delivered such further documents and instruments and give such further assurances as the other may reasonably require to evidence and give effect to any acquisition, registration or transfer of Mineral Rights or Surface Rights contemplated in this Article 10.

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10.6	Non-Compliance Constitutes Default

Non-compliance with the provisions of this Article 10 by an Affiliate of a Party will constitute a default under this Agreement by such Party unless such Party can satisfy the other Party that the Affiliate was acting independently and at arm's length, without information from or direction by the affiliated Party and that such affiliated Party could not reasonably have enforced compliance with the terms hereof by its Affiliate in the circumstances.

ARTICLE 11
NOTICE

11.1	Method

Each notice, consent, demand or other communication (in this article the "Notice") required or permitted to be given under this Agreement will be in writing and may be personally delivered or sent by facsimile to the address or fax number as set forth in the recitals to this Agreement.  A Notice, if so personally delivered, will be deemed to have been given and received on the date of actual delivery and, if so given by facsimile, will be deemed to have been given and received on the date sent, if sent during normal business hours of the recipient on a Business Day and otherwise on the next Business Day.

11.2	Amending Addresses

Either Party may at any time and from time to time notify the other Party in accordance with this Article 11 of a change of address or fax number, to which all Notices will be given to it thereafter until further notice in accordance with this Section 11.

ARTICLE 12
GENERAL

12.1	Other Activities and Interests

This Agreement and the rights and obligations of the Parties hereunder are strictly limited to the Property and the Area of Interest.  Each Party will have the free and unrestricted right to enter into, conduct and benefit from business ventures of any kind whatsoever, whether or not competitive with the activities undertaken pursuant hereto, without disclosing such activities to the other Party or inviting or allowing the other to participate including, without limitation, involving Mineral Rights or Surface Rights adjoining the Area of Interest or which previously formed a part of the Property.

12.2	Entire Agreement

This Agreement and the schedules hereto constitute the entire agreement between the Parties and supersedes and replaces any preliminary or other agreement or arrangement, whether oral or written, express or implied, statutory or otherwise heretofore existing between the Parties in respect of the subject matter of this Agreement including, without limitation, the Letter Agreement.  This Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties.

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12.3	No Waiver

No consent hereunder or waiver of or with respect to any term or condition of this Agreement will be effective unless it is in writing and signed by the consenting or waiving Party.  No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder will be deemed or construed to be consent to or a waiver of any other breach or default.

12.4	Further Assurances

The Parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the Parties in the Property.

12.5	Manner of Payment

All payments to be made to any Party may be made by cheque or draft mailed or delivered to such Party at its address for notice purposes as provided herein, or for the account of such Party at such bank in Canada or the United States as the Party may designate from time to time by notice to the other Party.  Such bank or banks will be deemed the agent of the designating Party for the purposes of receiving, collecting and receipting such payment.

12.6	Enurement

This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

12.7	Special Remedies

Each of the Parties agrees that its failure to comply with the covenants and restrictions set out in Section 4.5, Article 6, Article 8 or Article 10 would constitute an injury and cause damage to the other Party impossible to measure monetarily.  Therefore, in the event of any such failure, the other Party will, in addition and without prejudice to any other rights and remedies that it may have at law or in equity, be entitled to injunctive relief restraining, enjoining or specifically enforcing the provisions of Section 4.3 or 4.5, Article 6, Article 8 or Article 10, as the case may be, and any Party intending to breach or which breaches the provisions of Section 4.3 or 4.5, Article 6, Article 8 or Article 10 hereby waives any defence it may have at law or in equity to such injunctive or equitable relief.

12.8	Time of the Essence

Time is of the essence in the performance of each obligation under this Agreement.

12.9	Counterparts and Fax Execution

This Agreement may be executed in any number of counterparts and all such counterparts, taken together, shall be deemed to constitute one and the same instrument.  This Agreement may be signed and accepted by facsimile.

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IN WITNESS WHEREOF this Agreement has been executed as of the date first above given.

The Corporate Seal of TNR GOLD CORP was affixed in the presence of: /s/ Authorized Signatory Authorized Signatory Authorized Signatory	) ) ) ) ) ) C/S ) ) ) )

SIGNED SEALED AND DELIVERED by FABIO MONTANARI in the presence of: /s/ witness signature Witness	) ) ) ) /s/ Fabio Montanari ) ) FABIO MONTANARI

SIGNED SEALED AND DELIVERED by ANTONIO AUGUSTIN GIULIANOTTI in the presence of: Witness	) ) ) ) ) ) ANTONIO AUGUSTIN GIULIANOTTI

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SCHEDULE “A”:

Original Contract

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SCHEDULE “B”:

JOINT-VENTURE AGREEMENT

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SCHEDULE “C”:

Letter of Intent

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Exhibit 10.15

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STOCK ACQUISITION AGREEMENT

THIS STOCK ACQUISITION AGREEMENT dated as of the 29th day of February, 2008,

BETWEEN:

SOLTERA MINING CORP., a company incorporated under the laws of the State of Nevada and having an office located at 1005 – 289 Drake Street, Vancouver, British Columbia, V6B 5Z5

(the “Purchaser”)

AND:
FABIO MONTANARI, a businessman with Italian Passport No. E571059 with current domicile at Via il Perugino 8, No. 09121 Cagliari, Italy

(the “Shareholder”)

WHEREAS:

A.           The Shareholder is the registered and beneficial owner of all of the shares in the capital of Atzek Mineral, S.A. de C.V. (the “Shares”);

B.           The Shareholder wishes to sell, and the Purchaser wishes to purchase, the Shares pursuant to the terms and conditions of this agreement;

C.           Atzek Mineral, S.A. de C.V. is party to one exploration agreement with an option to purchase dated September 25, 2007 among Dagoberto Gomez Y Hoyuela, Luigi Meglioli, Rossina Hernandez Baldenebro, and Luis Enrique Fierro Hernandez, and Atzek Mineral, S.A. de C.V. (the “Real de Cananea Option Agreement”) and a second exploration agreement with an option to purchase dated September 26, 2007 between the Rafael Vila Melendez  and Atzek Mineral, S.A. de C.V. (the “Casita Colorada Option Agreement”);

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.
The Shareholder agrees to sell and the Purchaser agrees to purchase the Shares for and at a price of US$50,000, which represents all of the Shareholder’s costs for incorporating and organizing Atzek Mineral, S.A. de C.V.

2.
As further consideration for the acquisition of the Shares, the Purchaser will issue 16,000,000 restricted shares of common stock in the capital of the Purchaser to the Shareholder at a deemed price of $0.001 per share.

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3.	The Shareholder represents and warrants to the Purchaser that:

a.
The Shareholder owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever.  The Shares are fully paid and non-assessable and the Shareholder has due and sufficient right and authority to enter into this agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

b.	No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares, with the exception of this agreement.

4.	The effective date of sale and purchase of the Shares will be February 29, 2008 (the “Closing”).

5.	At the Closing,

a.	the Shareholder will deliver to the Purchaser the share certificates, duly endorsed for transfer, representing the Shares;

b.
the Purchaser will deliver to the Shareholder a cheque in the amount of US$50,000 to the Shareholder representing all of the Shareholder’s costs for incorporating and organizing Atzek Mineral, S.A. de C.V.; and

c.	the Purchaser will deliver to the Shareholder a share certificate representing 16,000,000 restricted shares of common stock in the capital of the Purchaser registered in the name of the Shareholder.

6.	This agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

7.	Time will be of the essence of this agreement.

8.	The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have signed this Stock Acquisition Agreement as of the day and year first above written.

Soltera Mining Corp.

Per:                      /s/ Nadwynn Sing

Authorized Signatory

/s/ Fabio Montanari

  Fabio Montanari

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Exhibit 10.16

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EXPLORATION CONTRACT WITH AN OPTION TO BUY

In the City of Hermosillo, State of Sonora, Mexico, on the twenty-fifth day of September 2007, for one part the company, ATZEK MINERAL SA DE CV., represented by FABIO MONTANARI as its Sole Administrator hereinafter referred to as the INVESTOR and for the other part, Mr. LUIS ENRIQUE FIERROS HERNANDEZ, Mrs. ROSSINA HERNANDEZ BALDENEBRO, Mr. LUIGI MEGLIOLI and Mr. DAGOBERTO GOMEZ Y HOYUELA, hereinafter referred to as LINCENSEES, agree to abide by this document, the first to perform the exploration of the LINCENSEES’ mining lands and its eventual purchase according to the terms and figures established in the clauses of this contract, and the LICENSEES promise to sell to the INVESTOR, the mining concessions mentioned in the following statements:

STATEMENTS

The INVESTOR states that it is a mercantile company legally organized, as it is established on Deed number 2506 of Book 1 of Mercantile Companies, granted before Salomon Griego Garcia, Attorney at Law, Notary Public Number 1 of the State of Sonora, and according to its corporative object it is a mining company, that will be dedicated to exploring and exploiting mining basins, as well as to Benefit from these, among other things.

Mr. Luis Enrique Fierros Hernandez states to be Mexican by birth, single, Forty Eight years old, miner, with address at No. 103, Lopez del Castillo Street, Colonia Olivares, City of Hermosillo, State of Sonora, Mexico, and fully capable and apt to hire and to commit, and being one of the mining basins LICENSEES’ mentioned further ahead.

Mrs. Rossina Hernandez Baldenebro states to be widow, housewife, with address at No. 103, Lopez del Castillo Street, Colonia Olivares, City of Hermosillo, State of Sonora, Mexico, being legal heir to all properties and rights of her late husband Mr. José Ramon Anguiano. She also declares to be fully capable and apt to hire and to commit, and being one of the mining basins LICENSEES’ mentioned herein.

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Mr. Luigi Meglioli states to be Italian by birth and Mexican, with Date of Birth on February 3rd, 1946, with address at No. 9799 Paseo de los Heroes Avenue, City of Tijuana, Baja California, Mexico, with Mexican Passport No. F5930562, being one of the mining basins LICENSEES’ mentioned herein and to be fully capable and apt to hire and to commit.

Mr. Dagoberto Gomez y Hoyuela states to be Mexican by birth, of occupation geological engineer and mining exploration, 67 years old, with address at No. twelve, Alameda Street, Colonia Villa Satelite, City of Hermosillo, State of Sonora, Mexico, and being one of the mining basins LICENSEES’ mentioned further ahead and fully capable and apt to hire and to commit.

The LICENSEES also state to be holders of the following mining basins (hereinafter MINING CONCESSION) registered in the Mining Public Registry and to be holding and current with all payments and mining duties:

“Real de Cananea” with 181.5 hectares, title number 222691 registered to Dagoberto Gomez y Hoyuela (34%), José Ramon Anguiano (deceased) (33%) and Luis Enrique Fierros Hernandez (33%);

“Real de Cananea I” with 200 hectares, title number 224946 registered to José Ramon Anguiano (deceased) (50%) and Dagoberto Gomez y Hoyuela (50%);

“El Fenix” with 648, 5000 hectares, title number 082/30504 registered to Luigi Meglioli (50%) and Luis Enrique Fierros Hernandez (50%).

With the existing interest by the INVESTOR in obtaining exclusive rights from the LINCENSEES to explore MINING LINCENSE, with the option to exclusively purchase it, the INVESTOR and the LICENSEES agree to celebrate this Contract, subject to the following articles.

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1.     ACKNOWLEDGEMENTS AND GUARANTEES

1.1 The LICENSEES acknowledge and guarantee to the INVESTOR that:

a)                      They have the exclusive right to celebrate and carry on this Contract, which abides them and is executable according with its terms.
b)                      They have the proper title and it is negotiable as a whole MINING CONCESSION, and that they are free from encumbrances, mortgages, attachments or impositions providing proof that whole MINING PROPERTY is current in all legal and taxing aspects.

c)                      There is no claim or law suits, for any commitment regarding the MINING CONCESSIONS title; nor, knowingly, any base for such claims.

d)                      There are no other agreements or related options to explore or exploit the MINING CONCESSION

e)                      To their knowledge, information and belief there are no pending legal actions nor to be initiated, nor lawsuits, claims or disputes relating the MINING CONCESSION or that could affect its possession.

d)                      The MINING LINCENSE has not been explored nor exploited with mechanical equipment that could have caused environmental damage or could potentially cause environmental damage in the future, such as draining acid rocks.  In order to have proof of this matter, within what is lawful, an environmental minute will be done with a representative of the Secretary of Environment and Natural Resources (hereinafter SEMARNAT) and the other parties.

1.2            The acknowledgements and guarantees established in the previous clause 1.1 have been weighed by the parties as conditions for this Contract and will be valid for the whole term and after the purchase of the MINING CONCESSION by the INVESTOR, therefore each party agrees to compensate and free the other party from loss, harm, cost or legal action that can result from one of the previous acknowledgements and guarantees not being true:

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2.      TERM

The valid term of this Contract will begin as of March 19th, 2007 according to previous agreement. Having understood that exploration could start in the month of September, 2007 and will subsist for five years until the completion of the Mining concession exploration and with total payment agreed to the LICENSEES in this contract is finished, as well as to what is established in article NINETEENTH.

3.      EVALUATION AND EXPLORATION

The LICENSEES grant to the INVESTOR the exclusive possession of the MINING CONCESSION for the term of this contract, authorize this to execute all the mining rights belonging to the LICENSEES, which includes the exclusive right to evaluate the MINING CONCESSION and conduct all exploration operations, as well as, any other task related to this activity, according to the method, form and extent the INVESTOR deems to its sole criteria.

4.      EXPLORATORY ACTIVITIES:

4.1           In this act the LICENSEES deliver to the INVESTOR all the geological, administrative and legal information that they have regarding the MINING CONCESSION object of this Contract.

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4.2 During the term of this Contract the INVESTOR, its dependents and representatives will have the right to conduct in the MINING CONCESSION all the exploratory activities that the LICENSEES have the right to conduct according to the Mexican Mining Code.

4.3 The LICENSEES authorize the INVESTOR to perform topographic, geological, and geophysical studies, drilling, trenches and wells or any other type of related mining exploration tasks at the MINING CONCESSION.  The INVESTOR can extract, analyze and process samples, geochemical as well as metallurgical, including industrial size, send them to labs or research centres and send samples in the necessary volume for testing by prospect buyers.

4.4 The INVESTOR, its representatives, agents or its own workers or from its contractors will have the right to access the MINING CONCESSION without any limitation and can enter all machines, tools, and equipments that they deem necessary or convenient.  At the end of this Contract, for any cause, the INVESTOR can within the following one hundred and twenty (120) days running from the date finishing this Contract, withdraw at his own expense such machinery, tools, and equipments.

4.5 The LINCENSEES or its representatives will have the right to access the MINING CONCESSION at all times to perform exploration works. The INVESTOR will not be held responsible for any damage or harm that can occur to the LICENSEES or its representatives during their visits or their work at the MINING CONCESSION, except those caused by fault negligence of the INVESTOR or its representatives or employees.

5    RESPONSIBILITY

5.1 The INVESTOR will be responsible for hiring the necessary personnel for fulfilling its contractual commitment and must, regarding these personnel, provide and strictly follow all current legal provisions regarding labour law.

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5.2 The INVESTOR is obligated to acquire a Civil Liability Insurance policy; in order to be covered by events occurred as consequence of the activities performed by the INVESTOR in the MINING CONCESSION.

5.3 The INVESTOR is obligated to keep the LICENSEES free of all responsibility, harm or damage as a result of sentences or labour, civil, commercial or criminal claims formulated by third parties resulting from the activity conducted by the INVESTOR in fulfilling this Contract, as well as harm caused to third parties, their personnel and/or subcontractors and those caused to the environment.  In any of the above mentioned scenarios, the INVESTOR must satisfy the costs implied by repairing damages caused and pay legal defense fees in trial by the LICENSEES.

6    SIXTH:

6.1 In case that the option agreement is not executed, the INVESTOR is required to provide to the LICENSEES all the documents, maps, sections, trial results and reports regarding deposits or evidence of minerals discovered during the evaluation and exploration of the MINING CONCESSION.

6.2 The INVESTOR agrees to present to the LICENSEES a quarterly report containing technical data and detailed expenses.  Such report will be presented within the following thirty (30) days after the end of each quarter.  Furthermore, the INVESTOR will present to the LICENSEES a complete annual report containing all technical data and detailed expenses mentioned in this paragraph.

6.3 The LINCENSEES agree to complete confidentiality about all of the exploration data and not to acknowledge anything, present documentation or any other act, or errand, of any nature, related to the MINING CONCESSION, before the General Director of Mines of the Mexican Republic, nor before other organizations, except those that are necessary to abide with what is established in clause 6.4, without prior consent from the INVESTOR.  Its breach will be cause to rescind this Contract, upon decision of the INVESTOR, being the LICENSEES, responsible for damages and losses to the INVESTOR as a result of the same.

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6.4 The LICENSEES can conduct audits on the exploration tasks and other mining activities the INVESTOR performs on the MINING CONCESSSION, with its own auditors, or those that the LINCENSEES assign.

6.5 The INVESTOR will handle all the necessary paper work related to, in case it is necessary, register before the Mines Director of the Mexican Republic the acknowledgement of findings conducted in the area covered by the MINING CONCESSION and any other mining right, which are registered under the LICENSEES names.

6.6 The acknowledgements and other mining rights registered under the LICENSEES names as a result of exploratory work performed by the INVESTOR within the MINING CONCESSION will be automatically integrated to the same and subject, therefore, to the Purchase Option and all de other provisions of this Contract.

6.7 Except that the Mining Agency of the State of Sonora, demands the demarcation, grouping and registration of the MINING CONCESSION, or there is a legal imperative to do so, the current legal figures at the date of signing of the present contract will be kept by the LICENSEES until the INVESTOR completely executes the Purchase Option.

6.8 The LICENSEES will do all necessary to preserve their right to use the MINING CONCESSION therefore, in this act they commit to grant a power for administrative related acts with the titles of the mining concession, object of the present agreement to a representative of the INVESTOR, with the authority for substitution, in order to intervene on its behalf, in all the necessary matters to maintain the use of the MINING CONCESSSION, granted with all the necessary authorities to conduct the necessary business to fulfil what is established in clause 6.5, as well as to fulfil payment of legal fees.

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6.9 The INVESTOR will be in charge of all distributions related to mining shelter and other obligations established by the Mexican Mining Code, exploration fees, exploitation, edict publications, measuring costs, servitudes compensations or assumed responsibilities with tenants, as well as all the seals and repaying services levies that are applicable according to the federation and the State of Sonora tax, except as established in article TENTH, clause 10.3.

7    SEVENTH:

7.1 The LICENSEES inhibit voluntarily from conducting, during the term of this Contract, disposition or encumbrances acts on the MINING CONCESSION, of any nature, including but not limited to sell, transfer, mortgage, assignment, lease, hiring and money advancements.-

7.2 In this act the LICENSEES subscribe a presentation to the Mining Director of the Mexican Republic in which they request to register the referred inhibition in the previous paragraph.  This inhibition will be in place during the term of this contract; but it can be lifted unilaterally by the LICENSEES in case the INVESTOR desists to execute the Purchase Option of this Contract in the terms of article TENTH.

7.3 In endorsing the referred inhibition the LICENSEES will proceed to register this Contract, at the Mining Director of the Mexican Republic and in its effect, they authorize the INVESTOR to formalize such registration.  The expenses incurred by these services and for all the norms related in the State of Sonora, for the period corresponding until the complete execution of the Purchase Option of the MINING CONCESSION, will be covered by the INVESTOR, except for the accusations stated in article SIXTH, clause 6.9.

7.4 If the INVESTOR opts for the purchase of the MINING CONCESSION and the transfer could not be effected due to the LICENSEES before the date ending the inhibition term, these must request to the Mining Agency in the State of Sonora to register an extension to such term until the transfer is formalized and in its effect authorize the INVESTOR in irrevocable terms to request such extension on their behalf and representation.

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8    RESCISSION

8.1           During the term of the present Contract the INVESTOR can, at any moment, unilaterally desist to the Purchase Option and terminate this Contract even after having executed such Purchase Option.  This decision must be communicated to the LICENSEES in a reliable way and at least with a thirty (30) consecutive days notice. This contract shall end for both parties on the effective date of termination specified on the notice.

8.2 This rescission will not grant the LINCENSEES the right to make any claims whether as compensation, damages, or lost of profits and they will only have the right to get back all the information related to the exploration performed, documentation related to the MINING CONCESSION, payment receipts for mining duties and information proving exploration works performed.

8.3 As of the effective of rescission the INVESTOR shall not be obligated to make the payments foreseen in article TENTH that become due after that date.

8.4 In case that as of the date of rescission there were payments and/or mining duties due, the INVESTOR shall cover this amount for the LICENSEES, the amounts that are due for payment, as of the effective date of rescission of this Contract.

8.5 The LINCENSEES can terminate this Contract in case the INVESTOR does not make the payments established in article TENTH, after thirty (30) consecutive days have passed since the LICENSEES had suggested this commitment in a reliable manner and by writing according to what is written in article NINETEENTH.

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(However, the notice period will be prolonged to 90 days if the INVESTOR has begun exploration Works and has made an investment of at least USD 500,000 in exploration, or once the production has commenced.)

9    PURCHASE OPTION

During the term of this Contract, the INVESTOR will have the exclusive option to acquire the MINING CONCESSION, which will be understood as automatically executed since the moment the INVESTOR completes the agreed payments in article 10.1 and 10.2.

10.    TENTH

Once the Purchase Option is in effect, the LINCENSEES must subscribe and deliver all documents, proceed with all registration and enrolments and satisfy all the necessary measures to formalize the transfer of the MINING CONCESSION to the INVESTOR free of all obligations, burdens or encumbrances.

On the other side, the LINCENSEES will have right to one of the following payment plans, as determined by the INVESTOR at the time of executing the acquisition option.

10.1	Payment Plan:

LICENSEES will receive a “Total Amount” of US$ 10,000,000.00 (Ten Million US Dollars), deducting from this amount the payments for the option that have been made. This amount will be paid by the following plan: after production begins:

A)           One single payment

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B)           Every 6 months, an anticipated payment for US$ 1,000,000 (One Million US Dollars) will be paid every six months until amount owed is completed.

For the first year another payment plan can be convened which will be easier for the INVESTOR to transfer cash owed to the LINCENSEES during the beginning of production when cash is scarce.  This will be convened before beginning production.

If total payment for the acquisition is not made in one single payment, then 10% will be added to the total remaining balance.

10.2 Regarding the payment plan the total price that the INVESTOR will pay to the LICENSEES for the Exploration Rights and the Purchase Option for the MINING CONCESSION, includes all the titles, properties and mining rights that form part of such, consisting in the “total sum” to be effective as follows:

-                On March 12, 2008, the amount of USD$ 50.000 (fifty thousand North American dollars). Within the term of one (1) year starting from the signing of this contract, the INVESTOR will conduct an audit and a mining-geological inspection of the MINING CONCESSION, in order to decide if to continue with this Purchase Option.  If this is affirmative, an exploration plan will be presented to the LICENSEES on an informational basis and the following payment will be made.

-                Twenty four (24) months after the signing of this agreement, the amount of USD$ 100,000 (One hundred thousand North American dollars).

-                Thirty six (36) months after the signing of this Contract, the amount of USD$ 200,000 (Two hundred thousand North American dollars).

-                Forty eight (48) months after signing this Contract, the amount of USD$ 400,000 (Four hundred thousand North American dollars).

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-                Sixty (60) months after signing this Contract, the amount of USD$ 9,250,000 (Nine millions two hundred and fifty thousand US dollars).

-                Fulfilling all payments above mentioned by the INVESTOR, will imply the automatic execution of the Purchase Option and, consequently, the acquisition of the MINING CONCESSION with all the rights and MINING CONCESSION that form part of such.

The total price that the INVESTOR will pay to the LICENSEES regarding the Exploration Rights and the Purchase Option of the MINING CONCESSION, including the property and the mining rights, consists of the “total amount” of USD$ 10,000,000(Ten millions US Dollars).

10.3 Once the Purchase Option is executed in the established manner the transfer of ownership of all and each one of the properties and mining rights that form part of the MINING CONCESSION must be subscribed before Notary Public of the State of Sonora, Mexico, which will be designated by the INVESTOR. Such transfer must be orchestrated within the thirty (30) working days starting from the date in which the Purchased Option is concluded.  The costs for registering, sealing and applicable levies for such transfer and according to tax norms of the federation and of the State of Sonora, will be paid in equal halves by the parties.

10.4 In case that on the established date for such transfer of ownership of the MINING CONCESSION the paper work that condition the registration of acknowledging findings, mines or any other request or mining right that at that date form part of the MINING CONCESSION have not been completed, the LICENSEES will transfer to the INVESTOR the MINING CONCESSION in the legal situation in which it is.

10.5 If by attributable cause to the INVESTOR the transfer of the MINING CONCESSION or of any of the properties mining rights that form part of such could not be orchestrated within the term established in clause 10.3, the LICENSEES can consider that the INVESTOR has desisted the purchase and that has therefore lost all its rights to acquire the MINING CONCESSION, prior suggestion that the LICENSEES must do according to what is established in article SEVENTEENTH.

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10.6 All payments will be made by the INVESTOR in 4 equal parts directly to each four LICENSEES.

10.7 If transfer of the MINING CONCESSION could not be executed by reason reputable to LICENSEES, the INVESTOR will have the right to file a Lawsuit for the execution of this Contract regarding the assignment or transfer of the MINING CONCESSION herein and to be compensated for damages, losses and profit loss caused by the delayed execution.

11. CONTRACT TERMINATION

If the INVESTOR or the LICENSEES terminate this Contract, this will terminate for both parties on the effective date of termination according to the respective notification.

Once termination of the Contract is effective for the established causes in the previous paragraph, the INVESTOR must:

11.1 Return to the LICENSEES possession of the MINING CONCESSION or of its property if it is due to lack of payment after the execution of the Purchase Option.  The LICENSEES will receive the possession or property of the MINING CONCESSION, according to the case, in the physical and legal state in which it is, without right to claim compensation for damages, losses, lost profits or compensation of any nature.  In case the INVESTOR must return the property of the MINING CONCESSION to the LICENSEES, the costs for registering, sealing and other applicable levies will be its responsibility for this transfer according to tax norms of the federation and of the State of Sonora.

11.2 Subscribe, register and deliver to the LICENSEES all the documents that are necessary for proving the conclusion of this Contract before the General Director of Mines of the Mexican Republic or before third parties.

11.3 Vacate the  MINING CONCESSION within the following one hundred and twenty (120) days starting on the effective day of conclusion of this Contract and withdraw from this, at its own expense, all machinery, tools, equipment, goods, and artefacts entered, in order to carry this obligation the INVESTOR can access the MINING CONCESSION during this period.

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11.4 Deliver to LICENSEES within the following sixty (60) days from the effective of concluding this Contract, a copy of all the maps, geological reports, tests trials, perforation records and other technical date resulting from the exploratory task and from the evaluation performed by the INVESTOR.

12.           TWELVETH:

As of the effective day of conclusion of this Contract this will loose all validity and effect for all the parties, except for the obligations established in the previous article and in article THIRTEENTH of this Contract which will be valid for a period of one (1) additional year.

13.   THIRTEEN: CONFIDENTIALITY

All knowledge and information that the LICENCEES get regarding de results of the exploration performed by the INVESTOR, applied methods, analysis results, metallurgical trials, perforation locations, findings made, technology or applied inventions or as a result of all the activity performed by the INVESTOR because of this Contract, will be kept in absolute reserve and considered confidential by the LICENSEES, except that the INVESTOR waives in writing this obligation from the LICENSEES or the information is required to the LICENSEES by government organizations, legally capable for this effect.  This is until one (1) year after its conclusion.

14.   FORCE MAJEURE

None of the parties will be responsible for breaching their obligations under this Contract this due to causes out of their control, including, but without limitation: labour conflicts, regardless of the origin and rationality of the claim or if the parties are able to satisfy such, as long as the conflict is not the result of breaching legal or contractual obligations by the parties; acts of nature, laws, norms, ordinances or requirements from any state or federal authority; sentences that prevent or alter to abide contractual obligations or prevent, under reasonable conditions, getting some permit or license; lack of availability or insufficient equipment and materials in the country to carry on the tasks of this Contract; suspension of activities to remedy or prevent present or future transgressions to federal, state or city laws or norms related to the environment; acts of war or insurrection or rebellion, fire; explosions, earthquakes, volcanic eruptions, storms, floods, droughts and other adverse wheatear conditions.

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The affected party must notify the other party without delay about the force majeure act and of the suspension and its estimated duration.  The affected party must assume abiding its obligations as soon as reasonably possible.

15.   AREA OF INFLUENCE

All property, right, or mining interest acquired by any of the parties during the term of this Contract, in the neighbouring areas to the MINING CONCESSION will be included to it and, consequently, will be subject to the terms and conditions established in the present.

16.   GENERAL CLAUSES

The investments that the INVESTOR makes in complying with this Contract must be notified to the LICENSEES together with the related proof at the address established in this Contract to receive notices.

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17.   APPLICABLE LAW

The relationship between the parties will be ruled by the provisions of the present Contract and in subsidy by the Mining Law and by the applicable Mexican legislation.

All discrepancy in the application or interpretation of this Contract shall be submitted to the jurisdiction of the Ordinary Courts of the City of Hermosillo, waiving all other statute or jurisdiction.

18.   EIGHTEENTH:

If any of the parties omits abiding to any of the obligations established in this Contract the affected party by the omission will notify in writing and in a reliable manner such omission to the party al fault and this will not loose its rights under this Contract, unless that within the following thirty (30) days starting from the receipt of the notice, this has not taken all measures to fix this breaching.

If the party at fault does not take the necessary measures to fix its breach within this period, the affected party will have the right to demand the remedy of this breach by a court of law or by any other method deemed convenient, without prejudice to what is established regarding Contract cancellation in article EIGHTH.

19.   NINETEENTH:

This Contract will result in benefit and will obligate the parties subscribing it, as well as their respective heirs, executors, administrators, successors, and rightful claimants.

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20. TWENTIETH:

The INVESTOR can freely yield to third parties all its rights and obligations emerging from this Contract and furthermore he can associate with third parties to its fulfilment, notifying in writing the LICENSEES the substantial conditions of such yielding or association.

The LICENSEES can only yield their respective rights and obligations with written consent from the INVESTOR, such consent can not be denied in an unreasonable manner.

21.   TWENTY FIRST:

The headings and titles of this Contract have the intent to facilitate the reference to the articles that comprise it but do not affect or restrict the interpretation of such.

22.   TWENTY SECOND: NOTIFICATIONS

Any notification related to this Contract must be made in writing and can be delivered by hand or sent registered prepaid mail, certified mail or by fax addressed such as the case requires:

The INVESTOR: FABIO MONTANARI, Via Il Perugino 8, 09121 CAGLIARI Italia, Phone  +39070 5434441 or +39 347 351 8362, Fax +39 070 5489016, E-mail fabiomontanari1@gmail.com

The LICENSEES: Luis Enrique Fierros Hernandez at number 103 Lopez del Castillo Street  colonia Olivares, City of Hermosillo, State of Sonora, Mexico, Telephone  +52 662 218151 +52 1662 171 6161, E-mail luisenrique.fierro@gmail.com

Mrs. Rossina Hernandez Baldenebro, at No. 103, Lopez del Castillo Street, Colonia Olivares, City of Hermosillo, State of Sonora, Mexico, Phone +52 662 218 1510.

Mr. Luigi Meglioli, at No. 9799 Paseo de los Heroes Avenue, City of Tijuana, Baja California, Mexico, Phone  +52 6646849490, +52 1664 6985410 E- Mail elcirco50@hotmail.com.

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Mr. Dagoberto Gomez y Hoyuela at No. 12, Alameda Street, Colonia Villa Satelite, City of Hermosillo, State of Sonora, Mexico, Phone  +52 662 216 5716, +52 1662 1682629 E-mail: geologodgh@yahoo.com.mx

Any notification sent by fax, will be considered as delivered and received after the next working day it was sent by fax.

Any party can at any moment notify the other party in writing and in a reliable manner its change of address and as of the date of deliver of such notice, the new address specified will be considered as the address for that party to the effects of notifications.

In proof of acceptance the parties sign eight originals of the same content and in one effect, in the City of Hermosillo, State of Sonora, Mexico, on the 25th (twenty sixth) day of September 2007.

FABIO MONTANARI                                                                DAGOBERTO GOMEZ Y HOYUELA                                           LUIGI MEGLIOLI

ROSSINA HERNANDEZ BALDENEBRO                                                                                                                                LUIS ENRIQUE  FIERRO HERNANDEZ

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Exhibit 10.17

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EXPLORATION CONTRACT WITH AN OPTION TO BUY

In the City of Hermosillo, State of Sonora, Mexico, on the twenty-six day of September 2007, for one part the company, ATZEK MINERAL SA DE CV., represented by FABIO MONTANARI as its sole Administrator hereinafter referred to as the INVESTOR and for the other part Rafael Vila Melendez, on his behalf and as attorney for  Luis Enrique Vila Mazon, and José Vila Mazon and his wife Beatriz Ontiveros Felix, hereinafter referred to as LINCENSEES, agree to abide by this document, the first to perform the exploration of the LINCENSEES’ mining lands and its eventual purchase according to the terms and figures established in the clauses of this contract, and the LICENSEES promise to sell to the INVESTOR or to a company designated by the INVESTOR, the mining concessions mentioned in the following statements:

STATEMENTS

The INVESTOR status that it is a mercantile company legally organized, as it is established in policy number 2506 of Book 1 of Mercantile Companies, granted before Salomon Griego Garcia, Attorney at Law, Notary Public Number 1 of the State of Sonora, and according to its social object it is a mining company, that will be dedicated to exploring and exploiting mining basins, as well as to Benefit from these, among other things.

Rafael Vila Melendez states to be Mexican by birth, widow, born on November 30, 1937, miner, identifying himself with an Electoral Card Clave VLMLRF37113026H600 with address at No. 55 Sufragio Street, Colonia Villa del Seri, City of Hermosillo, State of Sonora, Mexico, and fully capable and apt to hire and to commit, and being one of the mining basins LICENSEES’ mentioned further ahead as well as the agent for all the other LICENSEES.

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The LICENSEES also state to be holders of the following mining basins (hereinafter MINING CONCESSION) registered in the Mining Public Registry and to be holding and current with all payments and mining duties:

Lot “La Casita Colorada” 9.000 hectares title number 221918 registered to José Vila Mazon y Beatriz Ontiveros Felix, located in Hermosillo, Sonora, México;

Lot “El California” 119.7659 hectares title number 214118 registered to Luis Enrique Vila Mazon located in Ures, Sonora, México;

Lot “Irma” 12.6478 hectares title number 222444 registered to Rafael Vila Melendez located in Ures, Sonora, México; lot “San Juan” 18.5043 hectares title number 222443 registered to Rafael Vila Melendez located in Ures, Sonora México.

The above mentioned state by this document that they will abide to the following:

CLAUSES

With the existing interest by the INVESTOR in obtaining exclusive rights from the LINCENSEES to explore MINING LINCENSE, with the option to exclusively purchase it, the INVESTOR and the LICENSEES agree to celebrate this Contract, subject to the following articles.

1.   ACKNOWLEDGEMENTS AND GUARANTEES

1.1 The LICENSEES acknowledge and guarantee to the INVESTOR that:

a)                      They have the exclusive right to celebrate and carry on this Contract, which abides them and is executable according with its terms.

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b)                      They have the proper title and it is negotiable as a whole MINING CONCESSION, and that they are free from encumbrances, mortgages, embargoes or impositions providing proof that whole MINING PROPERTY is current in all legal and taxing aspects.

c)                      There is no claim or law suits, for any commitment regarding the MINING CONCESSIONS title; nor, knowingly, any base for claims from third parties.

d)                      The MINING LINCENSE has not been explored or exploited with mechanical equipment that could have caused environmental damage or could potentially cause environmental damage in the future, such as draining acid rocks.  In order to have proof of this matter, within what is lawful, an environmental minute will be done with a representative of the Secretary of Environment and Natural Resources (hereinafter SEMARNAT) and the other parties.

1.2            The acknowledgements and guarantees established in the previous clause 1.1 have been weighed by the parties as conditions for this Contract and will be valid for the whole term and after the purchase of the MINING CONCESSION by the INVESTOR, therefore each party agrees to compensate and free the other party from loses, harm, cost or legal action that can result from one of the previous acknowledgements and guarantees not being true:

2.   TERM

The valid term of this Contract will begin as of its signing and will subsist for five years until the completion of the Mining concession exploration and with total payment agreed to the LICENSEES in this contract is finished, as well as to what is established in article NINETEENTH.

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3.   EVALUATION AND EXPLORATION

The LICENSEES grant to the INVESTOR the exclusive possession of the MINING CONCESSION for the term of this contract, authorize this to execute all the mining rights belonging to the LICENSEES, which includes the exclusive right to evaluate the MINING CONCESSION and conduct all exploration operations, as well as, any other task related to this activity, according to the method, form and extent the INVESTOR deems to its sole criteria.

4.   EXPLORATORY ACTIVITIES:

4.1           In this act the LICENSEES deliver to the INVESTOR all the geological, administrative and legal information that they have regarding the MINING CONCESSION object of this Contract.

4.2 During the term of this Contract the INVESTOR and its representatives will have the right to conduct in the MINING CONCESSION all the exploratory activities that the LICENSEES have the right to conduct according to Mining Law.

4.3 The LICENSEES authorize the INVESTOR to perform topographic, geological, and geophysical studies, drilling, trenches and wells or any other type of related mining exploration tasks at the MINING CONCESSION.  The INVESTOR can extract, analyze and process samples, geochemical as well as metallurgical, including industrial size, send them to labs or research centres and send samples in the necessary volume for testing by prospect buyers.

4.4 The INVESTOR, its representatives, agents or its own workers or from its contractors will have the right to access the MINING CONCESSION without any limitation and can enter all machines, tools, and equipments that they deem necessary or convenient.  At the end of this Contract, for any cause, the INVESTOR can within the following one hundred and twenty (120) days running from the date finishing this Contract, withdraw at his own expense such machinery,

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tools, and equipments.

4.5 The LINCENSEES or its representatives will have the right to access the MINING CONCESSION at all times until the end of the term and to perform mining exploitation works for alluvium and not rock without causing alterations or environmental damage or possible environmental damage in the future, such as draining acid rocks.  The INVESTOR will not be held responsible for any damage or harm that can occur to the LICENSEES or its representatives during their visits or their work at the MINING CONCESSION, except those caused by fault negligence of the INVESTOR or its representatives or employees.

5   RESPONSIBILITY

5.1 The INVESTOR will be responsible for hiring the necessary personnel for fulfilling its contractual commitment and must, regarding these personnel, provide and strictly follow all current legal provisions regarding labour law.

5.2 The INVESTOR is obligated to acquire a Civil Liability Insurance policy; in order to be covered by events occurred as consequence of the activities performed by the INVESTOR in the MINING CONCESSION.

5.3 The INVESTOR is obligated to keep the LICENSEES free of all responsibility, harm or damage as a result of sentences or labour, civil, commercial or criminal claims formulated by third parties resulting from the activity conducted by the INVESTOR in fulfilling this Contract, as well as harm caused to third parties, their personnel and/or subcontractors and those caused to the environment.  In any of the above mentioned scenarios, the INVESTOR must satisfy the costs implied by repairing damages caused and pay legal defence fees in trial by the LICENSEES.

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6   SIXTH:

6.1 In case that the option agreement is not executed, the INVESTOR is required to provide to the LICENSEES all the documents, maps, sections, trial results and reports regarding deposits or evidence of minerals discovered during the evaluation and exploration of the MINING CONCESSION.

6.2 The INVESTOR agrees to present to the LICENSEES a quarterly report containing technical data and detailed expenses.  Such report will be presented within the following thirty (30) days after the end of each quarter.  Furthermore, the INVESTOR will present to the LICENSEES a complete annual report containing all technical data and detailed expenses mentioned in this paragraph.

6.3 The LINCENSEES agree to complete confidentiality about all of the exploration data and not to acknowledge anything, present documentation or any other act, or errand, of any nature, related to the MINING CONCESSION, before the General Director of Mines of the Mexican Republic, nor before other organizations, except those that are necessary to abide with what is established in clause 6.4, without prior consent from the INVESTOR.  Its breach will be cause to rescind this Contract, upon decision of the INVESTOR, being the LICENSEES, responsible for damages to the INVESTORS as a result of the lack of confidentiality.

6.4 The LICENSEES can conduct audits on the exploration tasks and other mining the INVESTOR performs on the MINING CONCESSSION, with its own auditors, or those that the LINCENSEES assign.

6.5 The INVESTOR will handle all the necessary paper work related to, in case it is necessary, register with the competent authorities, the acknowledgement of findings conducted in the area covered by the MINING CONCESSION TITLE and any other mining right, which are registered under the LICENSEES names.

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6.6 The acknowledgements and other mining rights registered under the LICENSEES names as a result of exploratory work performed by the INVESTOR within the MINING CONCESSION, will be automatically integrated to the same and subject, therefore, to the Purchase Option and all de other provisions of this Contract.

6.7 Except that the COMPETENT AUTHORITY, in the State of Sonora, demands the demarcation, grouping and registration of the MINING CONCESSION, or there is a legal imperative to do so, the current legal figures at the date of signing of the present contract will be kept by the LICENSEES until the INVESTOR complete executes the Purchase Option.

6.8 The LICENSEES will do all necessary to preserve their right to use the MINING CONCESSION therefore, in this act they commit to grant a power for administrative related acts with the titles of the mining concession, object of the present agreement to a representative of the INVESTOR, with the authority to replace, for on his behalf intervenes, in all the necessary matters to maintain the use of the MINING CONCESSSION, granted with all the necessary authorities to conduct the necessary business to fulfil what is established in clause 6.5, as well as to fulfil payment of legal fees.

6.9 The INVESTOR will be in charge of all distributions related to mining shelter and other obligations established by Mining Law, exploration fees, exploitation, edict publications, measuring costs, servitudes compensations or assumed responsibilities with tenants, as well as all the seals and repaying services levies that are applicable according to the federation and the State of Sonora tax, except as established in article TENTH, clause 10.3.  The figures related to fulfilling the mentioned obligations in this clause will be included in the investment commitment assumed by the INVESTOR in article TENTH.

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7   SEVENTH:

7.1 The LICENSEES inhibit voluntarily from conducting, during the term of this Contract, disposition or dominant acts; nor to encumber the MINING CONCESSION, of any nature

7.2 In this act the LICENSEES subscribe a presentation to the Mining Director of the Mexican Republic in which the request to register the referred inhibition in the previous paragraph.  This inhibition will be in place during the term of this contract; but it can be lifted unilaterally by the LICENSEES in case the INVESTOR desists to execute the Purchase Option of this Contract in the terms of article TENTH.

7.3 In endorsing the referred inhibition the LICENSEES will proceed to register this Contract, at the Mining Director of the Mexican Republic and in its effect, they authorize the INVESTOR to formalize such registration.  The expenses incurred by these services and for all the norms related in the State of Sonora, for the period corresponding until the complete execution of the Purchase Option of the MINING CONCESSION, will be covered by the INVESTOR, except for the accusations stated in article SIXTH, clause 6.9.

7.4 If the INVESTOR opts for the purchase of the MINING CONCESSION and the transfer could not be effected due to the LICENSEES before the date ending the inhibition term, these must request to Mining Director to register an extension to such term until the transfer is formalized and in its effect authorize the INVESTOR in irrevocable terms to request such extension on their behalf and representation.

8   RESCISSION

8.1 During the term of the present Contract the INVESTOR can, at any moment, unilaterally desist to the Purchase Option and terminate this Contract even after having executed such
Purchase Option.  This decision must be communicated to the LICENSEES in a reliable way and

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at least with a thirty (30) consecutive days notice.  This contract shall end for both parties on the effective date of termination specified on the notice.

8.2 This rescission will not grant the LINCENSEES the right to make any claims whether as compensation, damages, or lost of profits and they will only have the right to get back all the information related to the exploration performed, documentation related to the MINING CONCESSION, payment receipts for mining duties and information proving exploration works performed.

8.3 As of the effective of rescission the INVESTOR shall not be obligated to make the payments foreseen in article TENTH that become due after this date.

8.4 In case that as of the date of rescission there were payments and/or mining duties due, the INVESTOR shall cover this amount for the LICENSEES, the amounts that are due for payment, as of the effective date of rescission of this Contract.

8.5 The LINCENSEES can terminate this Contract in case the INVESTOR does not make the payments established in article TENTH, after thirty (30) consecutive days have passed since the LICENSEES had suggested this commitment in a reliable manner and by writing according to what is written in article NINETEENTH.

However, the notice period will be prolonged to 90 days if the INVESTOR has begun exploration Works or has made an investment of at least USD $500,000 in exploration, or once the production has commenced.

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9   PURCHASE OPTION

During the term of this Contract, the INVESTOR will have the exclusive option to acquire the MINING CONCESSION, which will be understood as automatically executed since the moment the INVESTOR completes the agreed payments in article 10.1 and 10.2.

10.   TENTH

Once the Purchase Option is in effect, the LINCENSEES must subscribe and deliver all documents, proceed with all registration and enrolments and satisfy all the necessary measures to formalize the transfer of the MINING CONCESSION to the INVESTOR free of all obligations, burdens or encumbrances.

On the other side, the LINCENSESS will have right to one of the blueprints following payment, as determined by the INVESTOR at the time of executing the acquisition option.

10.1	Payment Plan:

During the life of the mine, the LICENSEES will receive a 2% RNF (Net Return of Foundry). This can be purchased by the INVESTOR for US$ 2,000,000 (two millions United States dollars) at any moment after beginning production.

Plus payment of one “whole sum” for US$ 5,000,000 (five millions American dollars), deducting from this amount payments made to the option as of that date.  The remaining amount will be paid according to the following plan: after beginning production:

A)           One single payment
B)           Every 6 months, an anticipated payment for US$ 500,000 (five hundred thousand North American dollars) will be paid every six months until amount owed is completed.

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For the first year another payment plan can be convened which will be easier for the INVESTOR to transfer cash owed to the LINCENSEES during the beginning of production when cash is scarce.  This will be convened before beginning production.

If total payment for the acquisition is not made in one single payment, then 10% will be added to the total remaining balance.

10.2 Regarding the payment plan the total price that the INVESTOR will pay to the LICENSEES for the Exploration Rights and the Purchase Option for the MINING CONCESSION, includes all the titles, properties and mining rights that form part of such, consisting in the “total sum” to be effective as follows:

-                On March 12, 2008, the amount of USD$ 50.000 (fifty thousand North American dollars). Within the term of one (1) year starting from the signing of this contract, the INVESTOR will conduct an audit and a mining-geological inspection of the MINING CONCESSION, in order to decide if to continue with this Purchase Option.  If this is affirmative, an exploration plan will be presented to the LICENSEES on a informational basis and the following payment will be made.

-                On March 12, 2009, the amount of USD$ 100,000 (One hundred thousand North American dollars).

-                On March 12, 2010, the amount of USD$ 200,000 (Two hundred thousand North American dollars).

-                On March 12, 2011, the amount of USD$ 400,000 (Four hundred thousand North American dollars).

-                On March 12, 2012, the amount of USD$ 4,250,000 (four millions two hundred and fifty thousand North American dollars).

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-                Fulfilling all payments above mentioned by the INVESTOR, will imply the automatic execution of the Purchase Option and, consequently, the acquisition of the MINING CONCESSION with all the rights and MINING CONCESSION that form part of such.

The total price that the INVESTOR will pay to the LICENSEES regarding the Exploration Rights and the Purchase Option of the MINING CONCESSION, including the property and the mining rights, consists of the “total amount” of USD$ 5,000,000(five millions North American dollars).

10.3 Once the Purchase Option is executed in the established manner the transfer of ownership of all and each one of the properties and mining rights that form part of the MINING CONCESSION must be subscribed before Notary Public of the State of Sonora, Mexico, which will be designated by the INVESTOR. Such transfer must be orchestrated within the thirty (30) working days starting from the date in which the Purchased Option is concluded.  The costs for registering, sealing and applicable levies for such transfer and according to tax norms of the federation and of the State of Sonora, will be paid in equal halves by the parties.

10.4 In case that on the established date for such transfer of ownership of the MINING CONCESSION the paper work that condition the registration of acknowledging findings, mines or any other request or mining right that at that date form part of the MINING CONCESSION have not been completed, the LICENSEES will transfer to the INVESTOR the MINING CONCESSION in the legal situation in which it is.

10.5 If by attributable cause to the INVESTOR the transfer of the MINING CONCESSION or of any of the properties mining rights that form part of such could not me orchestrated within the term established in clause 10.3, the LICENSEES can consider that the INVESTOR has desisted the purchase and that has therefore lost all its rights to acquire the MINING CONCESSION, prior suggestion that the LICENSEES must do according to what is established in article SEVENTEENTH.

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10.6  Si la transferencia de la CONCESION MINERA no pudiera ser  instrumentada por causa imputable a los CONCESIONARIOS, la INVERSIONISTA tendrá derecho a demandar el cumplimiento de este Contracto en cuanto al compromiso de cesión o transferencia de la CONCESION MINERA aquí establecido y a ser compensada por los daños, perjuicios y lucro cesante ocasionados por la demora en el cumplimiento.

11.   CONTRACT TERMINATION

If the INVESTOR or the LICENSEES terminate this Contract, this will terminate for both parties on the effective date of termination according to the respective notification.

Once termination of the Contract is effective for the established causes in the previous paragraph, the INVESTOR must:

11.1 Return to the LICENSEES possession of the MINING CONCESSION or of its property if it is due to lack of payment after the execution of the Purchase Option.  The LICENSEES will receive the possession or property of the MINING CONCESSION, according to the case, in the physical and legal state in which it is, without right to claim compensation for damages, loses, lost profits or compensation of any nature.  In case the INVESTOR must return the property of the MINING CONCESSION to the LICENSEES, the costs for registering, sealing and other applicable levies will be its responsibility for this transfer according to tax norms of the federation and of the State of Sonora.

11.2 Subscribe, register and deliver to the LICENSEES all the documents that are necessary for proving the conclusion of this Contract before the General Director of Mines of the Mexican Republic or before third parties.

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11.3 Evaluate the  MINING CONCESSION within the following one hundred and twenty (120) days starting on the effective day of conclusion of this Contract and withdraw from this, at its own expense, all machinery, tools, equipment, goods, and articles entered, in order to carry this obligation the INVESTOR can access the MINING CONCESSION during this period.

11.4 Deliver to LICENSEES within the following sixty (60) days from the effective of concluding this Contract, a copy of all the maps, geological reports, tests trials, perforation records and other technical date resulting from the exploratory task and from the evaluation performed by the INVESTOR.

12.1	TWELVETH:

As of the effective day of conclusion of this Contract this will loose all validity and effect for all the parties, except for the obligations established in the previous article and in article THIRTEENTH of this Contract which will be valid for a period of one (1) addition year.

13.   THIRTEEN: CONFIDENTIALITY

All knowledge and information that the LICENCESS get regarding de results of the exploration performed by the INVESTOR, applied methods, analysis results, metallurgical trials, perforation locations, findings made, technology or applied inventions or as a result of all the activity performed by the INVESTOR because of this Contract, will be kept in absolute reserve and considered confidential by the LICENSEES, except that the INVESTOR waives in writing this obligation from the LICENSEES or the information is required to the LICENSEES by government organizations, legally capable for this effect.  This is until one (1) year after its conclusion.

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14.   FORCE MAJEURE

None of the parties will be responsible for breaching their obligations under this Contract this due to causes out of their control, including, but without limitation: labor conflicts, regardless of the origin and rationality of the claim or if the parties are able to satisfy such, as long as the conflict is not the result of breaching legal or contractual obligations by the parties; acts of nature, laws, norms, ordinances or requirements from any state or federal authority; sentences that prevent or alter to abide contractual obligations or prevent, under reasonable conditions, getting some permit or license; lack of availability or insufficient equipment and materials in the country to carry on the tasks of this Contract; suspension of activities to remedy or prevent present or future transgressions to federal, state or city laws or norms related to the environment; acts of war or insurrection or rebellion, fire; explosions, earthquakes, volcanic eruptions, storms, floods, droughts and other adverse wheatear conditions.

The affected party must notify the other party without delay about the force majeur act and of the suspension and its estimated duration.  The affected party must assume abiding its obligations as soon as reasonably possible.

15.   AREA OF INFLUENCE

All property, right, or mining interest acquired by any of the parties during the term of this Contract, in the neighbouring areas to the MINING CONCESSION will be included to it and, consequently, will be subject to the terms and conditions established in the present.

16.   GENERAL CLAUSES

The investments that the INVESTOR makes in complying with this Contract must be notified to the LICENSEES together with the related proof at the address established in this Contract to receive notices.

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17.   APPLICABLE LAW

The relationship between the parties will be ruled by the provisions of the present Contract and in subsidy by the Mining Law and by the applicable Mexican legislation.

All discrepancy in the application or interpretation of this Contract shall be submitted to the jurisdiction of the Ordinary Courts of the City of Hermosillo, waiving all other statute or jurisdiction.

18.   EIGHTEENTH:

If any of the parties omits abiding to any of the obligations established in this Contract the affected party by the omission will notify in writing and in a reliable manner such omission to the party al fault and this will not loose its rights under this Contract, unless that within the following thirty (30) days starting from the receipt of the notice, this has not taken all measures to fix this breaching.

If the party at fault does not take the necessary measures to fix its breach within this period, the affected party will have the right to demand the remedy of this breach by a court of law or by any other method deemed convenient, without prejudice to what is established regarding Contract cancellation in article EIGHT.

19.   NINETEENTH:

This Contract will result in benefit and will obligate the parties subscribing it, as well as their respective heirs, executors, administrators, successors, and rightful claimants.

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20.   TWENTIETH:

The INVESTOR can freely yield to third parties all its rights and obligations emerging from this Contract and furthermore he can associate with third parties to its fulfilment, notifying in writing the LICENSEES the substantial conditions of such yielding or association.

The LICENSEES can only yield their respective rights and obligations with written consent from the INVESTOR, such consent can not be denied in an unreasonable manner.

21.   TWENTY FIRST:

The headings and titles of this Contract have the intent to facilitate the reference to the articles that comprise it but do not affect or restrict the interpretation of such.

22.   NOTIFICATIONS

Any notification related to this Contract must be made in writing and can be delivered by hand or sent registered prepaid mail, certified mail or by fax addressed such as the case requires:

The INVESTOR: addressed at Rayon Street number 133-3 Colonia Centro of this city, C.P. 83000.

The LICENSEES: Rafael Vila Meléndez at number 55 Sufragio Street Efectivo colonia Villa del Seri, City of Hermosillo, State of Sonora, México, Telephone  +52 662 2500466

Any notification sent by fax, will be considered as delivered and received after the next working day it was sent by fax.

Any party can at any moment notify the other party in writing and in a reliable manner its change of address and as of the date of deliver of such notice, the new address specified will be considered as the address for that party to the effects of notifications.

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The present Contract was read, it is signed by the parties that have intervened on the 26th (twenty sixth) day of September 2007, committing to ratify the signature and content before a Notary public.

RAFAEL VILA MELENDEZ                                                                                                                                          FABIO MONTANARI

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